UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

STAKTEK HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JAMES W. CADY

President and Chief Executive Officer

March     , 2005

To our Stockholders:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Staktek Holdings, Inc. to be held on Thursday, April 21, 2005, at 2:00 p.m. (Central time) at the Renaissance Hotel, 9721 Arboretum Blvd, San Marcos Room, Austin, Texas 78759.

The agenda for the Annual Meeting is described in the attached Notice of Annual Meeting of Stockholders and the attached Proxy Statement. We urge you to carefully review the attached materials.

Your vote is important. Whether or not you plan to attend the annual meeting, please vote as soon as possible. You may vote by completing, dating, signing and promptly returning the accompanying proxy in the enclosed postage-paid envelope (to which no postage need be affixed if mailed in the United States) so that your shares may be represented at the Annual Meeting. Returning the accompanying proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares in person. You may revoke a previously delivered proxy at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

Voting by proxy will ensure your representation at the annual meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

We appreciate your support of and continued interest in Staktek Holdings, Inc.

Sincerely,

A copy of the Annual Report on Form 10-K, which includes financial statements,

is being mailed with this Proxy Statement.

You may receive an additional copy of these documents at no charge upon request directed to:

Staktek Corporate Secretary

8900 Shoal Creek Blvd., Suite 125

Austin, Texas 78757

telephone: (512) 454-9531; email: investors@staktek.com

Financial reports may also be accessed on our web site at

www.staktek.com.

Notice of Annual Stockholders’ Meeting

To be Held April 21, 2005

YOUR VOTE IS IMPORTANT

Notice

Staktek Holdings, Inc. (the “Company”) will hold its 2005 Annual Meeting of Stockholders as follows:

Thursday, April 21, 2005

2:00 P.M.

Renaissance Hotel

San Marcos Room

9721 Arboretum Blvd.

Austin, Texas 78759

At the meeting, stockholders will vote to:

(i)	elect seven Staktek directors for one-year terms;

(ii)	approve the Staktek 2005 Employee Stock Purchase Plan; and

(iii)	consider such other business as may properly come before the meeting.

You can vote one of two ways. You can vote by attending the meeting or by proxy card. For specific voting information, please see “Questions and Answers About the Proxy Materials, the Annual Meeting, and Voting Procedures” on page 2.

Stockholders of record at the close of business on March 1, 2005, are entitled to vote at the annual meeting and at any adjournment thereof. On that day,      million shares of Staktek common stock were issued and outstanding. Each share entitles the holder to one vote. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our office located at 8900 Shoal Creek Blvd, Suite 125, Austin, Texas 78757.

The Board asks you to vote in favor of each of the proposals. This Proxy Statement provides you with detailed information about each proposal. We are also using this Proxy Statement to discuss our compensation practices and philosophy.

We encourage you to read this Proxy Statement carefully. In addition, you may obtain information about Staktek from the Annual Report to Stockholders included with this mailing and from documents that we have filed with the Securities and Exchange Commission.

This Notice and Proxy Statement is dated March 25, 2005,

and was first mailed to stockholders on March 25, 2005.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS,

THE ANNUAL MEETING AND VOTING PROCEDURES

Q:	Why am I receiving these materials?

A:	We are providing these proxy materials to you in connection with the annual meeting of stockholders to take place on April 21, 2005. The accompanying proxy is solicited by the Board of Directors of the Company for use at the annual meeting, for the purposes set forth in the accompanying Notice of Annual Stockholders’ Meeting. As a stockholder, you are invited to attend the meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

Q:	What information is contained in these materials?

A:	The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and our most highly paid executive officers, and certain other required information. Our 2005 Annual Report to Stockholders for the fiscal year ended December 31, 2004 is also enclosed.

Q:	What proposals will be voted on at the meeting?

A:	There are two proposals scheduled to be voted on at the meeting:

•	the election of seven directors; and

•	approval of the Staktek 2005 Employee Stock Purchase Plan.

Q:	What is Staktek’s voting recommendation?

A:	Our Board of Directors recommends that you vote your shares “FOR” each of the proposals.

Q:	What shares owned by me can be voted?

A:	All shares owned by you as of the close of business on March 1, 2005 (the “Record Date”), may be voted by you at the annual meeting and at any adjournment thereof. These shares include (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a stockbroker or bank.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most Staktek stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with the Company’s transfer agent, Computershare Investor Services, LLC, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by Staktek. As the stockholder of record, you have the right to grant your voting proxy directly to Staktek or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee that is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Q:	How can I vote my shares in person at the meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting and any adjournment thereof. If you choose to do so, please bring the enclosed proxy card or proof of identification.

Even if you currently plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:	How can I vote my shares without attending the meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

BY MAIL—You may vote by mail by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in “How Are Votes Counted?”

Q:	Can I change my vote?

A:	You may change your proxy instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this change by granting a new proxy bearing a later date (that automatically revokes the earlier proxy) or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically request it to be revoked. For shares held beneficially by you, you may accomplish this change by submitting new voting instructions to your broker or nominee.

Q:	How are votes counted?

A:	In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the other proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of the Company’s nominees to the Board, “FOR” approving the Company’s 2005 Employee Stock Purchase Plan and “FOR” on any other matters that properly come before the meeting).

Q:	What is the voting requirement to approve each of the proposals?

A:

A director must receive the affirmative “FOR” vote of a plurality of the votes cast by the stockholders in order to be re-elected. The other proposal requires the affirmative “FOR” vote of a majority of those shares present and entitled to vote. If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes, as described in “What is the quorum requirement for the meeting?” below. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	How can I obtain an admission ticket for the meeting?

A:	Two cut-out admission tickets are included on the back of this proxy statement. Tickets are available for additional joint owners. To request additional tickets, please contact the Staktek Corporate Secretary at our headquarters. If you forget to bring an admission ticket, you will be admitted to the meeting only if you are listed as a stockholder of record as of the close of business on March 1, 2005, and bring proof of identification. If you hold your shares through a stockbroker or other nominee and fail to bring an admission ticket, you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your share ownership as of March 1, 2005.

Q:	Where can I find the voting results of the meeting?

A:	We will announce preliminary voting results at the meeting and will publish final results in our quarterly report on Form 10-Q for the second fiscal quarter ending June 30, 2005.

Q:	What happens if additional proposals are presented at the meeting?

A:	Other than the two proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, W. Kirk Patterson, Vice President and Chief Financial Officer, and Stephanie Lucie, Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q:	What classes of shares are entitled to be voted?

A:	Each share of our common stock outstanding as of the Record Date is entitled to one vote on each item being voted upon at the annual meeting and any adjournment thereof. On the Record Date, we had million shares of common stock issued and outstanding.

Q:	What is the quorum requirement for the meeting?

A:	The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to be voted and present in person or represented by proxy. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Abstentions are also counted as shares present and entitled to be voted. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted upon at the meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary voting power to vote the shares.

Q:	Is cumulative voting permitted for the election of directors?

A:	No.

Q:	Who will count the votes?

A:	A representative of Automatic Data Processing, Inc. will tabulate the votes. A representative of Staktek will act as the inspector of the election.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Staktek or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to our management for review and consideration.

Q:	Who will bear the cost of soliciting votes for the meeting?

A:	The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors and employees, who will not receive any additional compensation for the solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

Q:	May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

A:	You may submit proposals for consideration at future stockholder meetings.

Stockholder Proposals: In order for a stockholder proposal to be considered for inclusion in Staktek’s proxy statement for next year’s annual meeting, the written proposal must be received by the Company no later than November 25, 2005. These proposals also will need to comply with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Similarly, in order for a stockholder proposal to be raised from the floor during next year’s annual meeting, written notice must be received by Staktek no later than November 25, 2005, and shall contain the information required by our Bylaws.

Copy of Bylaw Provisions: You may contact the Staktek Corporate Secretary at our headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD STRUCTURE AND COMPENSATION

Our Board currently has seven directors, three of whom are independent as defined by Rule 4200(a)(15) of the National Association of Securities Dealers’ (“NASD”) listing standards, and one of whom is an employee director. Because Austin Ventures and its affiliates own more than 50% of our common stock, we are considered a “controlled company” under NASD Marketplace Rule 4350(c)(5), and we are exempt from NASD rules that would otherwise require that our Board of Directors consist of a majority of independent directors. We have three Board committees: Audit, Compensation, and Nominating and Governance. The membership and the function of each committee are described below. During the fiscal year ended December 31, 2004, the Board held seven meetings. All directors are expected to attend each meeting of the Board and the committees on which he serves. In 2004, no director attended less than 75% of all of the meetings of the Board and the committees on which he served. The members of the committees and the number of meetings of each of the committees held during the fiscal year ended December 31, 2004 are identified in the following table:

Name of Director	Audit	Compensation	Nominating and Governance
Independent Directors:
Harvey B. Cash	X		X
Morton L. Topfer	X	X
A. Travis White	Chair	X
Other Directors:
Joseph C. Aragona			Chair
Clark W. Jernigan		Chair
Edward E. Olkkola
Employee Directors:
James W. Cady			X

Number of Meetings in Fiscal Year Ended December 31, 2004	6	1	1

Audit Committee

The Audit Committee is composed of three independent directors who review our auditing, accounting, financial reporting and internal control functions, and select our independent auditors. In addition, the Committee approves the non-audit services of our independent auditors. In discharging its duties, the Committee:

•	reviews and approves the scope of the annual audit and the fees of the independent auditors;

•	meets independently with our independent auditors and our senior management; and

•	reviews the general scope of our accounting, financial reporting, annual audit and matters relating to internal control systems, as well as the results of the annual audit.

The Board has determined that each of the members of the Audit Committee is able to read and understand fundamental financial statements and is independent under applicable Securities and Exchange Commission rules and applicable Nasdaq listing standards. The Board has designated Mr. Travis White as the “Audit Committee financial expert” who is “independent,” both as defined under applicable Securities and Exchange Commission rules.

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category or services and is generally subject to a budget. The independent auditors and management periodically report to our Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services described in this proxy statement with respect to audit fees, tax fees and all other fees were pre-approved by our Audit Committee pursuant to its pre-approval policy.

For additional information relating to the Audit Committee, see the Report of the Audit Committee of the Board of Directors on page      of this proxy statement, as well as the Audit Committee Charter attached to this proxy statement as Exhibit B and posted on our web site under Investor Relations.

Compensation Committee

The Compensation Committee is composed of three directors, two of whom are independent. The Committee reviews and approves salaries and other matters relating to executive compensation, and administers the Company’s stock option plan, including granting and reviewing stock options to executive officers and other employees. The Compensation Committee also reviews and approves various other company compensation plans, policies and matters. Mr. Ross Cockrell served as the Chairperson of this Committee throughout 2004 and was replaced by Mr. Clark Jernigan upon Mr. Cockrell’s resignation from the Board of Directors effective January 20, 2005. For additional information relating to the Compensation Committee, see the Report of the Compensation Committee of the Board of Directors on page      of this proxy statement. In addition, the Charter of the Compensation Committee is attached to this proxy statement as Exhibit C and is posted on our web site under Investor Relations.

Nominating and Governance Committee

The Nominating and Governance Committee is composed of three directors, one of whom is independent under the NASD rules. Because we are a “controlled company” under NASD Marketplace Rule 4350(c)(5), we are exempt from NASD rules that would otherwise require that this Committee be composed entirely of independent directors. This Committee provides counsel to the Board with respect to Board organization, membership and function, as well as committee structure and membership. The Committee is also responsible for defining the qualifications for candidates for director positions, evaluating qualified candidates, recommending candidates to the Board for election as directors, and proposing a slate of directors for election by stockholders at each annual meeting.

The Nominating and Governance Committee has determined that nominees for election as director should have the following qualifications:

(i)	possess high personal and professional ethics, integrity and values;

(ii)	be committed to representing the long-term interests of the Company’s stockholders;

(iii)	have an inquisitive and objective perspective and mature judgment;

(iv)	possess experience at policy-making levels in business and technology, and in areas that are relevant to the Company’s activities;

(v)	have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated; and

(vi)	be prepared to devote appropriate time and attention to the Board and Committee duties required of them.

This Committee will evaluate candidates for directors proposed by directors, stockholders or management in light of the Committee’s views of the current needs of the Board for certain skills, experience or other characteristics, the candidate’s background, skills, experience, other characteristics and expected contributions and the qualification standards set forth above.

The Charter of the Nominating and Governance Committee is attached to this proxy statement as Exhibit E and is posted on our web site under Investor Relations.

Corporate Governance Guidelines

The Board of Directors adopted Corporate Governance Guidelines that are attached to this proxy statement as Exhibit D and are posted on our web site under Investor Relations. Among other matters, the Guidelines include the following:

•	The Chief Executive Officer may not serve as the Chairman of the Board.

•	The Chief Executive Officer shall be the only member of the Board who is an executive officer of the Company.

•	Directors shall retire at the age of 70.

•	The Board will have an Audit, Compensation, and Governance and Nominating Committee. The Audit Committee shall consist solely of independent directors.

•	The independent directors shall usually meet in executive session either before or after each regularly scheduled Board meeting.

Code of Conduct

The Company has adopted a Code of Conduct that applies to our directors and employees. This Code of Conduct can be found under the Investor Relations section on our web site and is attached as Exhibit 14 to our Annual Report on Form 10-K.

Director Compensation Arrangements

Compensation for independent directors is a combination of cash and equity-based compensation. Directors who are not independent directors do not receive any compensation for their Board activities. Independent directors may not receive consulting, advisory or other compensatory fees from the Company in addition to their Board compensation. The following table sets forth the cash compensation paid to non-employee directors during fiscal year ended December 31, 2004.

Quarterly Director Retainer	$3,750
Audit Chairperson Quarterly Retainer	$1,250
Board Meeting Attendance Fees (in person)	$1,000
Committee Meeting Attendance Fees (in person)	$750
Board and Committee Meeting Attendance Fees (attending telephonically)	$500

In addition, each independent director receives an option to purchase 100,000 shares of common stock of Staktek upon becoming a director, with 25% vesting after one year and the remainder vesting equally over the following 36 months. Upon re-election, independent directors do not receive additional options to purchase common stock.

PROPOSALS TO BE VOTED ON

Proposal No. 1

ELECTION OF DIRECTORS

There are seven nominees for election to our Board this year, each of whom has served as a director as of each of the dates listed below and in all cases except for one, since the effectiveness of our initial public offering in February 2004. Information regarding the business experience of each nominee is provided below. All directors are elected annually to serve until the next annual meeting and until their respective successors are elected. There are no family relationships among our executive officers and directors.

Our Board of Directors recommends a vote FOR the election to the Board of each of the following nominees.

Vote Required

A director must receive the affirmative “FOR” vote of a plurality of the votes cast by the stockholders entitled to vote in order to be re-elected. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other effect.

Information About Nominees

JOSEPH C. ARAGONA

Director since May 2003

Mr. Aragona, age 49, is currently Chairman of the Board of Staktek, a position he has held since May 2003. From May 2003 to the closing of the Staktek acquisition in August 2003, Mr. Aragona also served as our President. Mr. Aragona is one of the founders of Austin Ventures and has served as a general partner of Austin Ventures, a venture capital firm and our majority stockholder, since 1982, where he focuses on investments in the information technology industry. Mr. Aragona also currently serves on the Boards of Directors of 724 Solutions, Inc., a provider of mobile network operator infrastructure software, as well as several privately held companies.

MORTON L. TOPFER

Director since November 2003

Mr. Topfer, age 68, has served as a member of our Board of Directors since November 2003. Mr. Topfer has served as Managing Director of Castletop Capital, L.P., a private investment firm, since 2000. From December 1999 to February 2002, he served as Counselor to the Chief Executive Officer of Dell Computer Corporation. From June 1994 to December 1999, he served as the Vice Chairman of Dell. Prior to joining Dell, Mr. Topfer served for 23 years at Motorola, Inc. where he held several executive positions, most recently serving as Corporate Executive Vice President and President of the Land Mobile Products Sector. Mr. Topfer also currently serves on the Boards of Directors of Advanced Micro Devices, Inc., a designer and manufacturer of digital integrated circuits, and Measurement Specialties, Inc., a manufacturer of pressure transducers and consumer products.

A. TRAVIS WHITE

Director since November 2003

Mr. White, age 59, has served as a member of our Board of Directors since November 2003. From April 1998 to January 2000, Mr. White served as President and Chief Executive Officer of Centillium Communications, Inc., a provider of integrated silicon solutions for the broadband industry. From February 1995 to March 1998, he served as a Senior Vice President of Sony Corporation and as President of Sony Semiconductor Co. of America. From August 1983 to February 1995, Mr. White served in various senior management positions with LSI Logic

Corporation, a developer of integrated circuits and storage systems, including as Chairman, President and Chief Executive Officer of LSI’s publicly traded Canadian company and as Senior Vice President of European Operations. Mr. White also currently serves on the Boards of Directors of Microtune, Inc. and two privately held companies.

JAMES W. CADY

Director since August 2003

Mr. Cady, age 63, is the President and Chief Executive Officer of Staktek. Mr. Cady has served as our President and Chief Executive and as a member of our Board of Directors since the closing of the Staktek acquisition in August 2003. Previously, he served as President and Chief Executive Officer of Staktek Corporation since November 2001, and as a member of the Board of Directors of Staktek Corporation since December 1998. From March 1999 to November 2001, Mr. Cady served as President of Staktek Corporation. From May 1996 to March 1999, Mr. Cady served as Executive Vice President and General Manager of Staktek Corporation. From May 1991 to May 1996, Mr. Cady served as Executive Vice President, Engineering of Staktek Corporation. Prior to that time, Mr. Cady served as Vice President of Technology and Vice President of Operations of KDT Industries and as Director of Systems Integration at National Advanced Systems, a division of National Semiconductor, an analog-based semiconductor company.

HARVEY B. CASH

Director since November 2003

Mr. Cash, age 66, has served as a member of our board of directors since November 2003. Mr. Cash has served as a general partner of InterWest Partners, a venture capital firm, since 1986. He also currently serves on the Boards of Directors of Airspan Networks, Inc., a provider of fixed wireless DSL equipment; Ciena Corporation, a designer and manufacturer of multiplexing systems for fiber optic networks; First Acceptance Corporation, a provider of low-cost auto insurance; i2 Technologies, Inc., a provider of marketplace services; and Silicon Laboratories Inc., a developer of mixed-signal integrated circuits.

CLARK W. JERNIGAN

Director since August 2003

Mr. Jernigan, age 44, has served as a member of our Board of Directors since August 2003. Mr. Jernigan has served as a principal for Austin Ventures since October 2001, where he focuses on investments in the semiconductor industry. From 1997 to 2001, he served as Director of Engineering, Vice President and General Manager of the communications division, and, most recently, Vice President of New Business Development, of Cirrus Logic, Inc. Mr. Jernigan also currently serves on the Board of Directors of Jundt Growth Fund, Inc., Jundt Funds, Inc. and American Eagle Funds, Inc., each of which is a registered mutual fund investment management company, and on the Boards of Directors of several privately held companies.

EDWARD E. OLKKOLA

Director since January 2005

Mr. Olkkola, age 45, joined our Board of Directors in January 2005. Mr. Olkkola has served as a general partner of Austin Ventures since September 1998, where he focuses on hardware investing. From August 1993 until August 1998, he was employed by Compaq Computer Corporation, serving as Vice President and General Manager of the Communications Division and prior to that, as Vice President of Business Development. Before joining Compaq, he spent ten years with Motorola Information Systems Group in a variety of engineering, marketing, strategy and finance roles. He serves on the Boards of Directors of several privately held companies.

Proposal No. 2

APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

The Company’s stockholders are being asked to approve the 2005 Staktek Employee Stock Purchase Plan (the “Purchase Plan”).

The Purchase Plan was adopted by the Board of Directors on October 22, 2004, subject to and effective upon the date of stockholder approval. If approved, a total of 1 million shares of common stock will be initially reserved for issuance under the Purchase Plan, subject to adjustment as provided below. A copy of the Purchase Plan is attached as Exhibit A.

The Board believes that the Purchase Plan is an integral component of the Company’s benefits program that is intended to provide employees with an incentive to exert maximum effort for the success of the Company and to participate in that success through the acquisition of the Company’s common stock. In addition, the Board expects the Purchase Plan to play an important part in employee retention, which is essential for the Company to remain competitive, particularly when many other high-tech companies provide this type of program.

Administration

If approved, the Purchase Plan will be administered by the Compensation Committee of the Board of Directors.

Eligibility

Only employees will be eligible to participate in the Purchase Plan. For this purpose, an “employee” is any person who is regularly employed at least 20 hours per week and five months per calendar year by the Company or any of its majority-owned subsidiaries. No employee shall be permitted to subscribe for shares under the Purchase Plan if, immediately upon purchase of the shares, the employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or its subsidiaries (including stock issuable upon exercise of options held by him or her), nor shall any employee be granted an option that would permit him or her to buy more than $25,000 worth of stock under the Purchase Plan in any calendar year. As of January 31, 2005, approximately 140 employees, including all of our executive officers, would be eligible to participate in the Purchase Plan were it then in effect.

Offering Period

There will be four offering periods in each calendar year, with each being one calendar quarter. The first day of an offering period is referred to as the “Offering Date.” The last day of an offering period is referred to as the “Exercise Date.”

Purchase Price

The purchase price per share at which shares will be sold in an offering under the Purchase Plan is 85% of the fair market value of a share of common stock on the Exercise Date. The fair market value of the common stock on a given date shall be the closing price as reported in The Wall Street Journal. On January 31, 2005, the closing price of the common stock as reported in The Wall Street Journal was $4.04 per share. There will be no “look-back” feature so that employees receive the benefit of the lower of two prices (being the price at the Offering Date and the Exercise Date). There will be one purchase date (the Exercise Date) per quarter.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares will be accumulated by payroll deductions over the offering period. The Purchase Plan provides that the aggregate of payroll deductions during the offering period shall not exceed

15 percent of total compensation during the offering period. In addition, each participant in the Purchase Plan will be limited to purchase a maximum of 1,000 shares in each offering. During the offering period, a participant may discontinue his or her participation in the Purchase Plan, and may decrease but not increase the rate of payroll deductions.

All payroll deductions made for a participant are credited to the participant’s account under the Purchase Plan and are included with the general funds of the Company. Funds received upon sales of stock under the Purchase Plan will be used for general corporate purposes.

Withdrawal

A participant may terminate his or her interest in a given offering by signing and delivering to the Company a notice of withdrawal from the Purchase Plan at least ten days prior to the Exercise Date of the offering period.

Termination of Employment

Termination of a participant’s employment for any reason, including retirement or death, will cancel his or her participation in the Purchase Plan immediately. In such event the payroll deductions credited to the participant’s account will be returned without interest to such participant or his or her heirs.

Capitalization Changes

In the event of any changes in the capitalization of the Company effected without receipt of consideration by the Company, such as stock splits or stock dividends, resulting in an increase or decrease in the number of outstanding shares of common stock, proportionate adjustments will be made by the Company in the shares subject to purchase and in the price per share.

Amendment and Termination of the Plan

The Board may at any time amend or terminate the Purchase Plan, except that no such termination shall affect options previously granted and no amendment shall make any change in an option granted prior thereto that adversely affects the rights of any participant. Under the Purchase Plan, an amendment to increase the number of shares reserved for issuance requires the approval of the stockholders of the Company. The Plan will terminate in October 2014, unless terminated earlier by the Board.

Merger or Consolidation

In the event the Company will not be the surviving company in any merger or consolidation, or survives only as a subsidiary of another entity, or the Company is to be dissolved or liquidated, then, unless a surviving company assumes or substitutes new options for all options outstanding, (1) the Exercise Date for all options then outstanding will be accelerated to a date fixed by the Compensation Committee prior to the effective date of such merger, consolidation, dissolution or liquidation, and (2) upon such effective date, any unexercised options will expire and, as soon as administratively practicable, the Company will refund to each participant the amount of the participant’s payroll deductions under the Purchase Plan, without interest, that have not yet been otherwise returned or used upon exercise of the options.

Federal Income Tax Consequences

The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the Offering Date, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the Offering Date. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this two-year holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any further gain or any loss on such sale or disposition will be treated as capital gain or loss. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant, except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period described above and subject to the limitation on deductibility set forth in Section 162(m) of the Code.

Stockholder Approval

The affirmative vote of at least a majority of the outstanding shares of common stock present in person or by proxy at the annual meeting and entitled to vote is required for approval of the amendment to the Purchase Plan. Should such stockholder approval not be obtained, then the Purchase Plan will not be offered to employees.

Participation in the Purchase Plan

Participation in the Purchase Plan is voluntary and is dependent on each eligible employee’s election to participate and his or her respective determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan cannot be determined.

Equity Compensation Plan Information

We currently maintain one equity compensation plan, the 2003 Stock Option Plan, providing for the issuance of common stock to our employees, directors and consultants. The following table provides information about the Company’s common stock that may be issued upon the exercise of options under the Company’s 2003 Stock Option Plan as of December 31, 2004.

	A	B	C

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity compensation plans approved by security holders	3,690,784	$2.10	1,330,026

Equity compensation plans not approved by security holders	0	N/A	N/A

Total	3,690,784	$2.10	1,330,026

Our Board of Directors unanimously recommends a vote FOR the approval of the proposed Purchase Plan.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

ADDITIONAL INFORMATION

EXECUTIVE OFFICERS

James W. Cady – Chief Executive Officer, President and Director Nominee

Mr. Cady, age 63, is the President and Chief Executive Officer of Staktek. Mr. Cady has served as our President and Chief Executive and as a member of our Board of Directors since the closing of the Staktek acquisition in August 2003. Previously, he served as President and Chief Executive Officer of Staktek Corporation since November 2001, and as a member of the Board of Directors of Staktek Corporation since December 1998. From March 1999 to November 2001, Mr. Cady served as President of Staktek Corporation. From May 1996 to March 1999, Mr. Cady served as Executive Vice President and General Manager of Staktek Corporation. From May 1991 to May 1996, Mr. Cady served as Executive Vice President, Engineering of Staktek Corporation. Prior to that time, Mr. Cady served as Vice President of Technology and Vice President of Operations of KDT Industries and as Director of Systems Integration at National Advanced Systems, a division of National Semiconductor, an analog-based semiconductor company.

William D. Askins – Vice President of Marketing and Sales

Mr. Askins, age 63, has served as our Vice President of Marketing and Sales since the closing of the Staktek acquisition in August 2003. Previously, Mr. Askins served as Vice President of Marketing and Sales of Staktek Corporation since December 1997. From January 1995 to December 1997, he served as Director of Marketing and Sales of Staktek Corporation. From 1992 to 1995, Mr. Askins served in various positions with Digital Equipment Corporation, a computer hardware company, and prior to that time he was employed by Raytheon Corporation, an international electronics company. Prior to this time, Mr. Askins served as a United States Naval Officer with his last tour of duty as an Operational Test Director (Combat Systems) for the United States Navy.

Charles R. Earnhart – Executive Vice President of Product Operations

Mr. Earnhart, age 58, has served as our Executive Vice President of Product Operations since the closing of the Staktek acquisition in August 2003. Previously, Mr. Earnhart served as Executive Vice President of Product Operations of Staktek Corporation since March 2002, and as Vice President of Operations since August 1998. From August 1997 to May 1998, he served as Senior Vice President of Operations of Techmedia Corporation, a computer integrator and peripherals reseller. From 1995 to 1997, Mr. Earnhart served as Vice President of Operations for Overland Data Inc., a manufacturer of magnetic tape drives and library storage systems. Prior to that time, he served as Vice President of Operations for Conner Peripherals, Tape Group, a developer of information storage solutions, and as Manager of Operating Services and U.S. Back-end Manufacturing for Mostek Corp., which became ST Microelectronics, a developer of integrated circuits. Prior to that time, he served in various positions with Texas Instruments, Inc.

Stephanie A. Lucie – Vice President, General Counsel and Secretary

Ms. Lucie, age 43, joined the Company in December 2003 as our Vice President, General Counsel and Corporate Secretary. From February 2001 to December 2003, Ms. Lucie served as Vice President and Associate General Counsel of Cirrus Logic, Inc., a developer of mixed-signal integrated circuits, and as Corporate Secretary from July 2003 to December 2003. From January 1999 to January 2001, she served as Vice President, General Counsel and Corporate Secretary of AltaVista Company, a provider of web site search services and technology. From May 1995 to January 1999, she was employed by Compaq Computer Corporation, most recently as Vice President and Associate General Counsel. Prior to May 1995, she was in private practice with law firms in New York City and Houston, Texas.

W. Kirk Patterson - Vice President and Chief Financial Officer

Mr. Patterson, age 47, is currently Vice President and Chief Financial Officer and has served in this position since November 2003. From July 2003 to November 2003, Mr. Patterson served as Acting Chief Financial Officer, Vice President of Finance and Corporate Controller of Cirrus Logic, Inc., a developer of mixed-signal integrated circuits. From September 2001 to November 2003, he served as Vice President of Finance and Corporate Controller of Cirrus Logic, Inc. From November 1999 to February 2000, Mr. Patterson served as Regional Manager of Accounting Services of PricewaterhouseCoopers, a public accounting firm. From 1980 to 1999, Mr. Patterson served in several positions with BP Amoco Corporation, a provider of energy and petrochemicals, most recently as Manager, Planning and Economics, for the Amoco Energy Group North America.

Albert V. Saucedo – Vice President of Quality

Mr. Saucedo, age 35, has served as our Vice President of Quality Assurance since the closing of the Staktek acquisition in August 2003. Previously, Mr. Saucedo served as Vice President of Quality Assurance of Staktek Corporation since July 2001. From September 1997 to July 2001, he served as Director of Quality Assurance of Staktek Corporation. From 1996 to 1997, he served in various positions with Staktek Corporation. From 1994 to 1996, Mr. Saucedo served as a quality engineer for Bausch & Lomb’s Global Eyewear Division.

STOCK OWNERSHIP

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company’s common stock as of January 31, 2005 by (i) each person known to the Company to be a beneficial owner of more than 5% of the Company’s common stock; (ii) each director and nominee for director; (iii) each of the Named Officers in the Summary Compensation Table of the Executive Compensation section of this proxy statement; and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated in the footnotes, the beneficial owner has sole voting and investment power with respect to the securities beneficially owned, subject only to community property laws, if applicable.

Beneficial Owner	Number of Shares Owned(1)	Percent(2)
Austin Ventures (3)	36,481,999	72.1%
Joseph C. Aragona (4)	36,481,999	72.1
Edward E. Olkkola (5)	36,481,999	72.1
James W. Cady (6)	1,476,573	2.92
Charles R. Earnhart (7)	645,885	1.28
W. Kirk Patterson (8)	544,589	1.08
William D. Askins (9)	494,834	*
Stephanie A. Lucie (10)	362,485	*
David G. Boone	285,073	*
Harvey B. Cash (11)	215,000	*
Morton L. Topfer (12)	215,000	*
A. Travis White (13)	215,000	*
Clark W. Jernigan (14)	34,000	*

All current executive officers and directors as a group (12 persons) (14)	41,061,704	81.1%

*	Less than 1% of the outstanding common stock

1)	Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options. Except as otherwise noted, options granted under the Staktek Holdings, Inc. 2003 Stock Option Plan are immediately exercisable, subject to our right to repurchase unvested shares at their initial purchase price, which repurchase rights lapse over a four-year period.

2)	Percentage ownership is based on 50,576,342 million shares of common stock issued and outstanding on January 31, 2005. Shares of common stock, which are currently exercisable or will become exercisable within 60 days after January 31, 2005, are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

3)	Includes 18,186,278 shares of our common stock held by Austin Ventures VII, L.P. and 18,295,721 shares of our common stock held by Austin Ventures VIII, L.P. The sole general partner of Austin Ventures VII, L.P. is AV Partners VII, L.P. The general partners of AV Partners VII, L.P. are Mr. Aragona, Kenneth P. DeAngelis, Edward E. Olkkola, John D. Thornton and Blaine F. Wesner. The sole general partner of Austin Ventures VIII, L.P. is AV Partners VIII, L.P. The general partners of AV Partners VIII, L.P. are Mr. Aragona, Kenneth P. DeAngelis, Edward E. Olkkola, Christopher A. Pacitti, John D. Thornton and Blaine F. Wesner. Each of Messrs. Aragona, DeAngelis, Olkkola, Pacitti, Thornton and Wesner disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The address of both of these funds is 300 West 6th Street, Suite 2300, Austin, Texas 78701.

4)

Includes 18,186,278 shares of our common stock held by Austin Ventures VII, L.P. and 18,295,721 shares of our common stock held by Austin Ventures VIII, L.P. Mr. Aragona is a general partner of each of the sole general partners of Austin Ventures VII, L.P. and Austin Ventures VIII, L.P. and may be deemed to share voting and investment power with respect to all shares held by Austin Ventures VII, L.P. and Austin Ventures VIII, L.P. Mr. Aragona disclaims beneficial ownership of shares held by these funds except to the extent of his pecuniary interest therein

5)	Includes 18,186,278 shares of our common stock held by Austin Ventures VII, L.P. and 18,295,721 shares of our common stock held by Austin Ventures VIII, L.P. Mr. Olkkola is a general partner of each of the sole general partners of Austin Ventures VII, L.P. and Austin Ventures VIII, L.P. and may be deemed to share voting and investment power with respect to all shares held by Austin Ventures VII, L.P. and Austin Ventures VIII, L.P. Mr. Olkkola disclaims beneficial ownership of shares held by these funds except to the extent of his pecuniary interest therein

6)	Includes 1,225,500 shares of our common stock subject to a right of repurchase in favor of us that vests over a four-year period, and 139,750 shares of our common stock issuable upon the exercise of immediately exercisable options that vest over a four-year period.

7)	Includes 510,517 shares of our common stock subject to a right of repurchase in favor of us that vests over a four-year period.

8)	All such shares of our common stock are issuable upon the exercise of immediately exercisable options subject to a right of repurchase in favor of us that vests over a four-year period.

9)	Includes 376,250 shares of our common stock subject to a right of repurchase in favor of us that vests over a four-year period, and 64,437 shares of our common stock issuable upon the exercise of immediately exercisable options that vest over a four-year period.

10)	All such shares of our common stock are issuable upon the exercise of immediately exercisable options subject to a right of repurchase in favor of us that vests over a four-year period.

11)	Includes 215,000 shares of our common stock issuable upon the exercise of immediately exercisable options subject to a right of repurchase in favor of us that vests over a four-year period.

12)	Includes 215,000 shares of our common stock issuable upon the exercise of immediately exercisable options, subject to a right of repurchase in favor of us that vests over a four-year period, that are held by the Topfer Non-Exempt Marital Trust, of which Mr. Topfer is the trustee. Mr. Topfer disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

13)	Includes 215,000 shares of our common stock issuable upon the exercise of immediately exercisable options subject to a right of repurchase in favor of us that vests over a four-year period.

14)	Includes 2,250 shares of our common stock that are held by Mr. Jernigan as custodian for his three minor children under the Uniform Gifts to Minors Act. Mr. Jernigan disclaims beneficial ownership of these shares.

15)	Includes 1,109,601 shares of our common stock issuable upon the exercise of immediately exercisable options held by our executive officers, 645,000 shares of our common stock issuable upon the exercise of immediately exercisable options held by our directors, and 3,545,723 shares of our common stock held by our executive officers that are subject to a right of repurchase in favor of us that vests over a four-year period.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table provides certain summary information concerning the compensation earned by the Company’s Chief Executive Officer, each of the four other most highly compensated executive officers of the Company for the fiscal years ended December 31, 2003 and December 31, 2004, and one executive officer who would have been in the top five of the most highly compensated executive officers if he had remained an executive officer at the end of the fiscal year. The table contains compensation for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 2003 and December 31, 2004, except that it excludes compensation in the form of perquisites and other personal benefits to a named executive officer where that compensation constituted less than the lesser of $50,000 or 10% of his or her total annual salary and bonus for such period. No other executive officer who would have otherwise been included in this table on the basis of salary and bonus earned for the fiscal years ended December 31, 2003 and December 31, 2004 has been excluded by reason of his or her termination of employment or change in executive status during that year. The listed individuals shall be hereinafter referred to as the “Named Officers.”

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position(1)	Year		Salary	Bonus	Securities Underlying Options	All Other Compensation
James. W. Cady President and Chief Executive Officer	2004 2003		$300,000 245,885	$213,322 281,107	0 1,487,080	$	— 263,431	(2)

W. Kirk Patterson Vice President and Chief Financial Officer	2004 2003	(3)	$205,000 23,654	$85,058 15,612	0 494,589	$	— —

Charles R. Earnhart Executive Vice President of Product Operations	2004 2003		$200,000 197,192	$97,639 127,354	0 645,885	$	— 201,678	(4)

Stephanie A. Lucie Vice President, General Counsel and Secretary	2004 2003	(5)	$195,000 5,250	$91,756 3,248	0 268,750	$	— —

William D. Askins Vice President of Marketing and Sales	2004 2003		$175,000 166,861	$73,285 92,726	0 494,834	$	— 169,944	(6)

David G. Boone(7) Vice President of Finance and Administration	2004 2003		$64,074 171,731	$23,714 100,626	0 521,664		$187,135 172,202	(8) (9)

(1)	We were initially incorporated in May 2003 for the sole purpose of the Staktek acquisition. Prior to the Staktek acquisition in August 2003, we had no operations and conducted no business other than in connection with the Staktek acquisition. During this time, Mr. Aragona, the chairman of our board of directors, served as our President and Mr. Cockrell, a member of our board of directors, served as our Secretary and Treasurer. The only actions taken by Messrs. Aragona and Cockrell as officers were in connection with the Staktek acquisition. Messrs. Aragona and Cockrell resigned from their respective officer positions and were replaced by the executives named in the table above immediately upon the closing of the Staktek acquisition. Messrs. Aragona and Cockrell did not receive any compensation for holding such offices.

(2)	Includes $13,431 in matched contributions under our 401(k) plan and $250,000 as a change of control bonus in connection with the Staktek acquisition.

(3)	Mr. Patterson joined the Company in November 2003.

(4)	Includes $11,678 in matched contributions under our 401(k) plan and $190,000 as a change of control bonus in connection with the Staktek acquisition.

(5)	Ms. Lucie joined the Company in December 2003.

(6)	Includes $9,944 in matched contributions under our 401(k) plan and $160,000 as a change of control bonus in connection with the Staktek acquisition.

(7)	Mr. Boone resigned in March 2004.

(8)	Includes $2,135 in matched contributions under our 401(k) plan and $185,000 as a severance payment.

(9)	Includes $10,202 in matched contributions under our 401(k) plan and $162,000 as a change of control bonus in connection with the Staktek acquisition.

OPTION GRANTS IN LAST FISCAL YEAR

No stock option grants were made to the Named Officers in the fiscal year ended December 31, 2004.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

There were no exercises of options by any of the Named Officers during the fiscal year ended December 31, 2004. The following table provides information with respect to the number and value of securities underlying unexercised options that were held by our Named Officers as of December 31, 2004 A portion of the shares subject to these options are not yet vested and are subject to repurchase by the Company at a price equal to the option exercise price, if the options were exercised before those shares vested. No stock appreciation rights were held or exercised by the Named Officers as of the end of the fiscal year.

	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the- Money Options at Fiscal Year End(1)
	Exercisable	Unexercisable	Exercisable	Unexercisable
J. Cady	139,750	0	$372,840	$0
K. Patterson	494,589	0	$1,914,777	$0
C. Earnhart	0	0	$0	$0
S. Lucie	268,750	0	$0	$0
W. Askins	64,437	0	$171,912	$0
D. Boone (2)	0	0	$0	$0

(1)	Based upon the market value of the Company’s common stock of $4.64 per share on December 31, 2004 (the last trading day of the fiscal year), as reported on the Nasdaq National Market, less the exercise price.

(2)	Mr. Boone resigned in March 2004. His unvested options were cancelled in connection with the termination of his employment.

Employment Contracts, Termination of Employment and Change in Control Arrangements

In connection with the Staktek acquisition, we entered into executive employment agreements with Mr. Cady, Mr. Earnhart, Mr. Askins and Mr. Boone in August 2003. We entered into executive employment agreements with Mr. Patterson in November 2003 and Ms. Lucie in December 2003. The employment agreements provide for the following annual base salaries for these officers:

Name	Base Salary
Mr. Cady	$300,000
Mr. Patterson	205,000
Mr. Earnhart	200,000
Ms. Lucie	195,000
Mr. Askins	175,000
Mr. Boone	185,000

Each employment agreement also provides for a quarterly incentive cash bonus for each named executive officer based upon the achievement by each officer and us of quarterly financial objectives. Subject to the achievement of these objectives, each of the following officers is entitled to an aggregate annual bonus that is capped at the following respective percentages of each officer’s respective annual base salary:

Name	Base Cap %
Mr. Cady	100.0%
Mr. Patterson	55.0
Mr. Earnhart	65.0
Ms. Lucie	55.0
Mr. Askins	55.0
Mr. Boone	55.0

In addition, if the company’s financial performance exceeds the designated goals, each individual listed above can earn additional amounts, subject to a maximum that varies with each individual but does not exceed 1.25% of the maximum bonus payout for any individual.

The agreements with Mr. Cady, Mr. Earnhart, Mr. Askins and Mr. Boone each has a specified initial term of four years, subject to successive one-year renewal periods following the expiration of the initial term, but each agreement is terminable by either party, with or without cause, upon 30 days’ prior written notice, subject to certain severance and non-competition obligations. Each employment agreement provides that if the employment of the officer is terminated without cause, as defined in the employment agreement, the terminated officer is entitled to 12 months of his base salary and 18 months’ accelerated vesting of his stock options, with 90 days from the date of termination to exercise his vested stock options. As part of these employment agreements, each executive officer has agreed not to compete with us for a period of 12 months following the termination of his employment.

We amended Mr. Boone’s executive employment agreement to provide that (i) Mr. Boone would no longer act as Chief Financial Officer but would continue to serve as our Vice President of Finance and Administration and (ii) unless Mr. Boone voluntarily terminated his employment on the later of March 12, 2004 or the completion of Company’s initial public offering, Mr. Boone’s voluntary termination of his employment due to the reduction in his responsibilities as an executive would not constitute a termination of Mr. Boone without cause. We later amended Mr. Boone’s employment agreement so that upon his retirement, (i) the Company would provide him retiree health insurance coverage equal to health insurance available to employees generally until January 31, 2006 and (ii) access to health insurance at Mr. Boone’s expense until he reaches age 65, unless the cost of the coverage exceeds the cost of the coverage under COBRA, in which case the Company will pay the difference.

In November 2003, we entered into an executive employment agreement with Mr. Patterson for the position of Vice President and Chief Financial Officer, and in December 2003 we entered into an executive employment agreement with Ms. Lucie for the position of Vice President, General Counsel and Secretary. These agreements provide for an initial employment term of two years, subject to successive one-year renewal periods following the expiration of the initial term, but the agreement may be terminated by either party, with or without cause, upon 30 days’ prior written notice, subject to certain severance and non-competition obligations. They also provide that in the event their employment is terminated without cause, as defined in the employment agreement, Mr. Patterson and Ms. Lucie are entitled to 12 months of base salary and 12 months’ accelerated vesting of their stock options. These employment agreements include an agreement by each executive not to compete with us for a period of 12 months following the termination of employment.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee and none of our executive officers has a relationship that would constitute an interlocking relationship with executive officers and directors of another entity.

Prior to the acquisition of Staktek in 2003, Mr. Joseph Aragona served as our President, and Mr. Ross Cockrell, a former member of our Board of Directors, served as our Secretary and Treasurer. The only actions taken by these individuals in these positions related to the Staktek acquisition. They each resigned from these positions upon the closing of the Staktek acquisition, and they did not receive any compensation as officers.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

It is the duty of the Compensation Committee to review and determine the salaries and bonuses of our executive officers, including the Chief Executive Officer, and to establish the general compensation policies for these individuals. The Compensation Committee also has the authority to make discretionary option grants to our executive officers under our 2003 Stock Option Plan.

The Compensation Committee believes that the compensation programs for the executive officers should be designed to attract, motivate, reward and retain talented executives, which are critical to the success of the Company. In addition, the Compensation Committee believes that these compensation programs should relate compensation to corporate performance and increases in stockholder value, as well as reward individual contribution to our success, while providing a total compensation package that is competitive.

General Compensation Policy

The Compensation Committee’s policy is to provide our executive officers with compensation opportunities that are based upon their personal performance, our financial performance and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. Each executive officer’s compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance; (ii) variable performance awards payable in cash and tied to our achievement of financial performance goals and individual accomplishments; and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and our stockholders. As an officer’s level of responsibility increases, a greater proportion of his or her total compensation will be variable and dependent upon our financial performance and stock price appreciation rather than base salary.

Factors

The principal factors that were taken into account in establishing each executive officer’s compensation package are described below. However, the Compensation Committee may, in its discretion, apply entirely different factors, such as different measures of financial performance, for future fiscal years.

Base Salary

Austin Ventures originally determined the compensation of the executive officers following the acquisition of the Company by Austin Ventures in 2003 and before the Compensation Committee was constituted. This determination was subject to review and adjustment by the Compensation Committee. The Compensation Committee retained an independent compensation consultant, who assessed the executives’ compensation with the 2004 Radford Executive Compensation Survey, compensation information provided by the Culpepper and Associates 2004 High Technology Survey, as well as filings made with the Securities and Exchange Commission of comparable publicly traded companies (collectively, the “Survey Group”).

The Compensation Committee made one adjustment in the base salaries and otherwise determined that the base salaries were competitive and within acceptable ranges for the executive officers. The base salary for each officer reflects the salary levels for comparable positions in the published surveys. The relative weight given to each factor varies with each individual in the sole discretion of the Compensation Committee. Each executive officer’s base salary is evaluated periodically on the basis of (i) the Compensation Committee’s evaluation of the officer’s personal performance for the year and (ii) the competitive marketplace for individuals in comparable positions. Our performance and profitability may also be a factor in determining the base salaries of executive officers.

Variable-Performance Awards

The variable-performance awards have typically been paid in quarterly cash payments based on the preceding quarterly results in accordance with the Company’s Bonus Incentive Plan. These payments, when the criteria are satisfied, generally are paid out within 30 days after the end of a quarterly period. The cash awards are tied to a blend of overall company financial performance metrics, individual performance metrics and company-wide operating profits as a percent of revenue, which may exclude certain non-cash charges or otherwise be adjusted at the discretion of the Compensation Committee.

Long-Term Incentives

Generally, stock option grants to executive officers are made at the discretion of the Compensation Committee. Each grant is designed to align the interests of the executive officer with those of the stockholders and to provide each individual with a significant incentive to manage the company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). Each option becomes exercisable in a series of installments over a multi-year period, contingent upon the officer’s continued employment. Accordingly, the option will provide a return to the executive officer only if he or she remains employed during the vesting period, and then only if the market price of the shares appreciates over the option term.

The size of the option grant to executive officers is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position, the individual’s personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers but has the flexibility to make adjustments to those guidelines at its discretion.

CEO Compensation

The Compensation Committee reviews the President and Chief Executive Officer’s base salary annually, considering Company performance, individual performance and external pay practices. In setting the total compensation payable to the Company’s CEO for the fiscal year ended December 31, 2004, the Compensation Committee sought to make that compensation competitive with the compensation paid to chief executive officers of the companies in the Survey Group, while at the same time assuring that a significant percentage of compensation was tied to Company and individual performance and stock price appreciation. As is the case for other executives of the Company, the Company’s executive pay program, as it relates to the Chief Executive Officer, is highly leveraged toward variable compensation that rewards achievement of pre-determined corporate goals and objectives.

Compliance With Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance based compensation paid to the Company’s executive officers for the fiscal year ended December 31, 2004 did not exceed the $1 million limit per officer. It is the Committee’s objective that, so long as it is consistent with the Company’s overall business, compensation and retention objectives, the Company will, to the extent reasonable, endeavor to keep executive compensation deductible for federal income tax purposes.

It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company’s performance and the interests of the Company’s stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, on both a short-term and long-term basis.

Submitted by the Compensation Committee of the Company’s Board of Directors:

Clark W. Jernigan, Chairman

Morton L. Topfer

A. Travis White

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee is comprised solely of independent directors, as defined by Rule 4200(a)(15) of the National Association of Securities Dealers’ (“NASD”) listing standards, and it operates under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Exhibit B. The composition of the Audit Committee, the attributes of its members, and the responsibilities of the Committee, as reflected in its charter, are intended to comply with applicable requirements for corporate audit committees.

As described more fully in its charter, the primary focus of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. The Company’s independent auditing firm, Ernst & Young LLP (“Ernst & Young”), is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board.

In accordance with the Sarbanes-Oxley Act, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace the Company’s independent auditors.

The Committee serves an oversight role for the Board of Directors in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Committee’s members in business, financial and accounting matters. The Committee members are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors, nor can the Committee certify that the independent auditors are “independent” under applicable rules.

In this context, the Audit Committee has met and held discussions with management and Ernst & Young. Management represented to the Audit Committee that the audited financial statements of Staktek contained in the Company’s Annual Report to Stockholders for the year ended December 31, 2004, were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with Ernst & Young matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with Ernst & Young the firm’s independence. In addition, the Audit Committee has considered whether the provision of non-audit services is compatible with maintaining Ernst & Young’s independence.

Based upon the Audit Committee’s discussions with management and the independent auditors, and the Audit Committee’s review of the representations of management, and the report of the independent auditors to the Audit Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in Staktek’s Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors:

A. Travis White, Chairman

Harvey B. Cash

Morton L. Topfer

INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors appointed Ernst & Young LLP (“Ernst & Young”) as Staktek’s independent auditors to audit Staktek’s consolidated financial statements for the fiscal year ended December 31, 2004. During this fiscal year, Ernst & Young served as the Company’s independent auditors and also provided certain tax services. Representatives of Ernst & Young attended all meetings of the Audit Committee in 2004. The Audit Committee has appointed Ernst & Young as the Company’s independent auditors to audit its consolidated financial statements for the fiscal year ended December 31, 2005.

For additional information relating to the Audit Committee, see the Report of the Audit Committee of the Board of Directors on page      of this proxy statement, as well as the Audit Committee Charter attached to this proxy statement as Exhibit B and posted on our web site under Investor Relations.

A representative of Ernst & Young is expected to attend the meeting and be available to respond to questions and, if he or she desires, to make a statement.

Audit and Related Fees

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young for the years 2004 and 2003.

	2004	2003
Audit Fees(1)	$190,500	$569,000
Audit-Related Fees(2)	29,070	40,000
Tax Fees(3)	235,184	114,095
All Other Fees(4)	1,624	179

TOTAL	$456,378	$723,274

(1)	Audit Fees. Fees for audit services include fees associated with our initial public offering, the annual audit and the reviews of our quarterly reports on Form 10-Q.

(2)	Audit-Related Fees. Principally includes fees associated with our acquisition of Staktek Corporation and the annual audit of our 401(k) plan.

(3)	Tax Fees. Includes tax compliance services, tax advice and tax planning.

(4)	All Other Fees. All ofther fees are for the purchase of accounting-related online research tools.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship with Austin Ventures

Austin Ventures and its affiliates beneficially own approximately 72% of our outstanding common stock. Set forth below is a brief description of the existing relationships and agreements between Austin Ventures and us.

Board of Directors

Joseph Aragona, a general partner of Austin Ventures, is Chairman of our Board of Directors and serves as Chair of our Nominating and Governance Committee. Clark Jernigan, a principal of Austin Ventures, is one of our directors and serves as Chair of our Compensation Committee. Edward Olkkola, a general partner of Austin Ventures, is one of our directors.

Registration Rights

Austin Ventures has registration rights with respect to the shares of our common stock that it holds.

Repayment of Indebtedness

In February 2004, we used approximately $37.4 million of the proceeds of our initial public offering to repay all outstanding principal and accrued interest on subordinated indebtedness owed to Austin Ventures, Ross Cockrell and Mr. Jernigan, as follows:

Austin Ventures VII, L.P.	$18.6 million
Austin Ventures VIII, L.P.	$18.8 million
J. Ross Cockrell	$33,300
Clark W. Jernigan	$33,300

We incurred the subordinated indebtedness in connection with the Staktek acquisition in 2003.

At the time of the transaction, Mr. Cockrell was a director of the Company. Messrs. Aragona, Jernigan, Cockrell and Olkkola disclaim any interest in the proceeds to Austin Ventures from the repayment of subordinated indebtedness owed to Austin Ventures except to the extent of their respective partnership interests therein.

Redemption of Preferred Stock

In February 2004, we used approximately $30.5 million of the proceeds of our initial public offering to redeem, in accordance with its terms, an aggregate of 171.01449 shares of redeemable preferred stock held by Austin Ventures, Mr. Cockrell and Mr. Jernigan, as follows:

Austin Ventures VII, L.P.	$15.2 million
Austin Ventures VIII, L.P.	$15.3 million
J. Ross Cockrell	$28,500
Clark W. Jernigan	$28,500

We originally issued these shares of redeemable preferred stock in connection with Staktek acquisition in 2003.

Messrs. Aragona, Jernigan, Cockrell and Olkkola disclaim any interest in the proceeds to Austin Ventures from the redemption of securities held by Austin Ventures except to the extent of their respective partnership interests therein.

Loan Guarantee

In February 2004, we used approximately $5.0 million of the proceeds of our initial public offering to repay all outstanding principal and accrued interest on short-term indebtedness owed to Comerica Bank and guaranteed by Austin Ventures. We incurred the short-term indebtedness in connection with the Staktek acquisition in 2003. Austin Ventures’ guarantee terminated upon repayment in full of the loan.

STOCK PRICE PERFORMANCE GRAPH

The following graph shows a comparison of five-year cumulative total stockholder return, calculated on a dividend reinvestment basis, for Staktek, the Nasdaq Stock Market and the RDG Semiconductor Composite.

Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

COMPARISON OF 11 MONTH CUMULATIVE TOTAL RETURN*

AMONG STAKTEK HOLDINGS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE RDG SEMICONDUCTOR COMPOSITE INDEX

*	$100 invested on 2/6/04 in stock or on 1/3/04 in index-including reinvestment of dividends. Fiscal year ending December 31.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by the Company under those statutes.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent stockholders are also required by the federal securities rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of the forms received by it, or written representations from certain reporting persons, the Company believes that during the last fiscal year, all filings were made on a timely basis.

HOUSEHOLDING

If you and other residents with the same last name at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.”

If you received a householding communication, your broker will send one copy of Staktek’s 2004 Proxy Statement and Annual Report on Form 10-K for 2004 to your address, unless contrary instructions were given by any stockholder at that address. If you received more than one copy of the proxy materials this year and you wish to reduce the number of reports you receive in the future and save us the cost of printing and mailing these reports, your broker will discontinue the mailing of reports on the accounts you select if you mark the designated box on your proxy card, or follow the instructions provided when you vote over the Internet.

You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to ADP-ICS, 51 Mercedes Way, Edgewood, NY 11717. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if your household received a single set of proxy materials for this year, but you would prefer to receive your own copy, we will send a copy to you if you address your written request to Staktek, Corporate Secretary, 8900 Shoal Creek Blvd, Suite 125, Austin, TX 78757 or contact Shelton Investor Relations at (972) 385-0286 and www.investors@staktek.com.

COMMUNICATING WITH US

We have from time to time received calls from stockholders inquiring about the available means of communications with us. We thought that it would be helpful to describe these arrangements which are available for your use.

Information About Staktek

If you would like to receive information about Staktek, you may use one of these convenient methods:

1. To have information such as our latest Annual Report on Form 10-K or Form 10-Q mailed to you, please call Shelton Investor Relations at (972) 385-0286.

2. To view our home page on the Internet, use our Internet address: www.staktek.com. Our home page gives you access to product, marketing and financial data, job listings, and an on-line version of this proxy statement, our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Internet access to this information has the advantage of providing you with up-to-date information about us throughout the year. You may also sign up to receive e-mail alerts on the Investor Relations section of our web site.

Communications With Us

If you would like to write to us, please send your correspondence to the following address:

Staktek Holdings, Inc.

Attention: Corporate Secretary

8900 Shoal Creek Blvd., Suite 125

Austin, TX 78757

Stockholder Communications With Our Board

Our stockholders may communicate with our Board of Directors or any of our individual directors by submitting correspondence by mail to our Corporate Secretary:

Staktek Holdings, Inc.

Attention: Corporate Secretary

8900 Shoal Creek Blvd., Suite 125

Austin, TX 78757

Our Corporate Governance Guidelines provide that the Corporate Secretary will distribute to the Board all communications from stockholders unless there are safety or security concerns that mitigate against transmission of the communication, as determined by the Corporate Secretary. The Corporate Secretary is required to advise the directors of any communication withheld for safety or security reasons as soon as practicable.

Stock Transfer Agent

If you would like to inquire about stock transfer requirements, lost certificates and change of stockholder address, please call our transfer agent, Computershare Inventor Services LLC, at (312) 360-5127. You may also visit its web site at www.computershare.com for step-by-step transfer instructions.

Of course, as a stockholder, you will continue to receive the Annual Report on Form 10-K and proxy statement.

ANNUAL REPORT

A copy of the Annual Report of the Company for the fiscal year ended December 31, 2004 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material.

FORM 10-K

We filed an Annual Report on Form 10-K with the Securities and Exchange Commission on or about March     , 2005.

BY ORDER OF THE BOARD OF DIRECTORS

James W. Cady
President and Chief Executive Officer

Austin, Texas

March     , 2005

EXHIBIT A

Employee Stock Purchase Plan

Definitions and Construction

1.1 Definitions. Where the following capitalized words and phrases are used in the Plan, each has the respective meaning set forth below, unless the context clearly indicates to the contrary:

(1)	Board: The Board of Directors of Staktek Holdings, Inc.

(2)	Code: The Internal Revenue Code of 1986, as amended.

(3)	Committee: The committee appointed by the Board to administer the Plan as provided in Article VII.

(4)	Company: Staktek Holdings, Inc. and each Participating Company.

(5)	Date of Exercise: The last day of each Option Period.

(6)	Date of Grant: The first day of each Option Period.

(7)	Eligible Compensation: Regular straight-time earnings or base salary, determined before giving effect to any salary reduction agreement pursuant to (i) a qualified cash or deferred arrangement (within the meaning of section 401(k) of the Code) or (ii) any cafeteria plan (within the meaning of section 125 of the Code). “Eligible Compensation” will not include overtime, bonuses, commissions, severance pay, incentive pay, shift premium differentials, pay in lieu of vacation, reimbursements, or any other special or incentive payments excluded by the Committee in its discretion (applied on a uniform basis).

(8)	Eligible Employee: With respect to each Date of Grant, each employee of the Company, except an employee who (i) is regularly scheduled to work 20 hours or less per week, or (ii) is regularly scheduled to work less than five months in any calendar year; provided, however, that no employee who, determined immediately after an option would be granted, owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of its Parent or Subsidiaries (within the meaning of sections 423(b)(3) and 424(d) of the Code) will be an “Eligible Employee”; and, provided further that, notwithstanding any other provision in the Plan to the contrary, the Company will not be obligated to grant options or to offer, issue, sell, or deliver Stock under the Plan to any employee who is a citizen or resident of a jurisdiction the laws of which prohibit the Company from taking any such action with respect to such employee, and no such employee will be an “Eligible Employee” during the period the Company is so prohibited.

(9)	Exchange Act: The Securities Exchange Act of 1934, as amended.

(10)	Fair Market Value: As of any specified date, (i) the closing price of the Stock either (a) if the Stock is traded on the National Market System of the NASDAQ, as reported on the National Market System of NASDAQ on that date (or if no sales occur on that date, on the last preceding date on which such sales of the Stock are so reported) or (b) if the Stock is listed on a national securities exchange, as reported on the stock exchange composite tape on that date (or if no sales occur on that date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on the National Market System of the NASDAQ or a national securities exchange but is traded over the counter at the time a determination of its fair market value is required to be made hereunder, the average between the reported high and low or closing bid and asked prices of the Stock on the most recent date on which Stock was publicly traded; or (iii) in the event the Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the amount determined by the Board in its discretion in such manner as it deems appropriate.

(11)	Option Period: The three-consecutive-month period beginning each January 1, April 1, July 1, and October 1.

(12)	Option Price: The per share price of Stock, as determined in accordance with Section 3.3.

(13)	Option Shares: The shares of Stock acquired pursuant and subject to the terms of the Plan.

(14)	Parent: A parent corporation within the meaning of section 424(e) of the Code.

(15)	Participant: Each Eligible Employee who has elected to participate in the Plan for an Option Period.

(16)	Participating Company: Staktek Group L.P. and each other present or future Parent or Subsidiary of Staktek Holdings, Inc. that is participating in the Plan pursuant to Section 9.1.

(17)	Plan: This Staktek Holdings, Inc. Employee Stock Purchase Plan, as amended from time to time.

(18)	Restriction Period: The period of time during which shares of Stock acquired by a Participant may not be sold, assigned, pledged, exchanged, hypothecated, or otherwise transferred, encumbered, or disposed of by such Participant as provided in Section 4.3.

(19)	Rule 16b-3: SEC Rule 16b-3 promulgated under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation, or statute fulfilling the same or a similar function.

(20)	Stock: The shares of Staktek Holdings, Inc.’s common stock, par value $.001 per share.

(21)	Subsidiary: A subsidiary corporation within the meaning of section 424(f) of the Code.

1.2 Number and Gender. Wherever appropriate herein, words used in the singular will be considered to include the plural, and words used in the plural will be considered to include the singular. The masculine gender, where appearing in the Plan, will be deemed to include the feminine gender.

1.3 Headings. The headings and subheadings in the Plan are included solely for convenience, and if there is any conflict between such headings or subheadings and the text of the Plan, the text will control.

1.4 Intention to be Employee Stock Purchase Plan. The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of section 423 of the Code, and all provisions of the Plan will be construed in a manner consistent with the requirements of that section of the Code.

II.

Eligibility and Participation

2.1 Eligibility. Each employee of the Company who is an Eligible Employee as of the first day of an Option Period will be eligible to participate in the Plan with respect to such Option Period. An Eligible Employee who is so eligible may elect to become a Participant by complying with the payroll deduction authorization procedures set forth in Section 2.2.

2.2 Payroll Deduction Authorization.

2.2.1 Except as provided in Subsection 2.2.3, each Eligible Employee who elects to participate in the Plan for an Option Period will become a Participant for that Option Period by delivering to the Company, within the time period prescribed by the Committee, a written payroll deduction authorization in a form approved by the Company whereby such Eligible Employee designates, subject to the limitation set forth in Sections 3.4 and 3.5, an integral percentage (from 2% to 15%) of his Eligible Compensation to be deducted from his compensation each pay period and paid into the Plan for his account. Such notice and election will be effective as of the first day of the Option Period following receipt by the Company of such notice.

2.2.2 Except as provided in Sections 2.3, 2.4, and 2.5, a Participant’s payroll deduction authorization for an Option Period may not be changed during such Option Period.

2.2.3 Subject to the limitations set forth in Sections 3.4 and 3.5, a Participant who (1) has elected to participate in the Plan pursuant to Subsection 2.2.1 for an Option Period and (2) takes no action to change or revoke such election as of the first day of the next following Option Period will be deemed to have made the same election to participate in the Plan, including the same payroll deduction authorization, for such subsequent Option Period as was in effect on the first day of the immediately preceding Option Period, but only if such Participant is an Eligible Employee as of the first day of such following Option Period. Payroll deductions of a Participant that are limited by Section 3.5 will recommence automatically at the rate provided in such Participant’s payroll deduction authorization at the beginning of the first Option Period that is scheduled to end in the following calendar year, unless such Participant changes the amount of his payroll deduction authorization in accordance with this Subsection or terminates participation in the Plan as provided in Section 2.3 or 2.4.

2.3 Withdrawal of Plan Participation. Any Participant may withdraw in whole from the Plan during an Option Period, provided that the withdrawal is made at least ten days prior to the Date of Exercise relating to such Option Period. Partial withdrawals will not be permitted. A Participant who wishes to withdraw from the Plan must timely deliver to the Company a notice of withdrawal in a form approved by the Committee. The Company, as soon as administratively practicable following the time when the notice of withdrawal is delivered to the Company, will refund to the Participant the amount of his payroll deductions under the Plan (without interest) that have not yet been otherwise returned to such Participant or used upon exercise of options, and thereupon, automatically and without any further act on his or her part, such Participant’s payroll deduction authorization and interest in unexercised options under the Plan will terminate. A Participant who withdraws from the Plan will be eligible to participate again in the Plan upon expiration of the Option Period during which he/she withdrew by complying with the procedures set forth in Section 2.2, provided that the Participant is an Eligible Employee otherwise eligible to participate in the Plan at such time.

2.4 Effect of Termination of Employment. If a Participant terminates employment with the Company for any reason whatsoever, his participation in the Plan automatically and without any act on his part will terminate as of the date of such termination of his employment, and thereupon, automatically and without any further act on his part, such Participant’s payroll deduction authorization will terminate. Upon termination of a Participant’s employment with the Company for any reason, the Company will as soon as administratively practicable following such termination refund to such Participant the amount of his aggregated payroll deductions allocated to his account under the Plan (without interest) that have not yet been returned to him or used to exercise options under the Plan. Upon such termination of employment, the interest of such Participant in unexercised options under the Plan will immediately terminate.

2.5 Effect of Leave of Absence.

2.5.1 If a Participant takes a paid leave of absence approved by the Company and meeting the requirements of Treasury regulation § 1.421-7(h)(2), subject to Subsection 2.5.3, such Participant will continue as a Participant in the Plan, and his elected payroll deductions will continue as long as such Participant is an Eligible Employee on the first day of the respective Option Period.

2.5.2 If a Participant takes an unpaid leave of absence that is approved by the Company and meets the requirements of Treasury regulation § 1.421-7(h)(2), subject to Subsection 2.5.3, such Participant’s payroll deductions for such Option Period that were made prior to such leave may remain in the Plan and be used to purchase Stock under the Plan on the Date of Exercise relating to such Option Period. However, such Participant may not contribute to the Plan during such unpaid leave of absence.

2.5.3 If a Participant takes a leave of absence that is not described in Subsection 2.5.1 or 2.5.2, such Participant will be treated, for purposes of the Plan, as if he has terminated his employment with the Company pursuant to the provisions of Section 2.4 hereof. Further, notwithstanding the preceding provisions of this Section, if a Participant takes a leave of absence that is described in Subsection 2.5.1 or 2.5.2 and such leave of absence exceeds 90 days, such Participant will be considered, for purposes of the Plan, to have terminated his employment with the Company pursuant to the provisions of Section 2.4 on the 91st day of such leave of absence.

III.

Grant of Options

3.1 Grant of Options. The Company will, on each Date of Grant, grant an option under the Plan to purchase shares of Stock to each Participant.

3.2 Term of Options. Except as provided in Section 6.2, the term of each option will be three months, with each Option Period beginning on the Date of Grant and ending on the Date of Exercise of such option.

3.3 Option Price. The Option Price with respect to an option will be an amount equal to 85% of the Fair Market Value of the Stock on the Date of Exercise of such option.

3.4 Number of Shares Subject to Option. Subject to Sections 3.5 and 3.6, the number of shares of Stock subject to a Participant’s option for an Option Period will be equal to the quotient of (1) the aggregate payroll deductions withheld on behalf of such Participant during such Option Period, divided by (2) the Option Price of the Stock applicable to such Option Period, rounded down to the nearest whole share. The preceding notwithstanding, the maximum number of shares of Stock that may be subject to any option for a Participant in an Option Period may not exceed 1,000 (subject to adjustment as provided in Section 6.1).

3.5 $25,000 Limitation. No Participant will be granted an option under the Plan to the extent such option permits such Participant to purchase Stock under the Plan and under all other employee stock purchase plans of the Company and its Parent and Subsidiaries in an amount that exceeds $25,000 of Fair Market Value of Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time (within the meaning of section 423(b)(8) of the Code). Any payroll deductions in excess of the amount specified in the foregoing sentence will be returned to the Participant (without interest) as soon as administratively practicable following the next Date of Exercise.

3.6 Aggregate Limitation on Shares. In the event that the aggregate number of shares subject to Participants’ options under the Plan for an Option Period would cause the limitation set forth in Section 5.1 to be exceeded, such aggregate number of shares will be decreased as of the Date of Exercise by the number of shares in excess of such limitation. The number of shares subject to each Participant’s option will be reduced on a pro rata basis. Any excess payroll deductions remaining in a Participant’s account after exercise of such option will be returned to the Participant (without interest) as soon as administratively practicable following such Date of Exercise.

3.7 No Assignment of Option. An option granted under the Plan will not be transferable otherwise than by will or the laws of descent and distribution. Each option will be exercisable only by the employee to whom such option is granted and only during his lifetime. The Company will not recognize and will be under no duty to recognize any assignment or purported assignment by an employee of his option or of any rights under his option or under the Plan.

3.8 No Rights of Stockholder Until Option Exercised. With respect to shares of Stock subject to an option, an optionee will not be deemed to be a stockholder, and he will not have any of the rights or privileges of a stockholder, until such option has been exercised. With respect to an individual’s Stock held by the custodian pursuant to Section 4.2, the custodian will, as soon as practicable, pay the individual any cash dividends attributable thereto or credit such dividends to such individual’s account (as directed by the Committee in its discretion applied in a uniform manner) and will, in accordance with procedures adopted by the custodian, facilitate the individual’s voting rights attributable thereto.

IV.

Exercise of Options and Option Shares

4.1 Exercise of Options.

4.1.1 Subject to the limitations set forth in Sections 3.4, 3.5, and 3.6, each Participant for an Option Period will automatically, and without any act on his part, exercise his option on the Date of Exercise of such Option Period to the extent such Participant’s aggregate payroll deductions for such Option Period are sufficient to purchase at the Option Price at least one whole share of Stock and to the extent the issuance of Stock to such Participant upon such exercise is lawful. Such option will be exercised for the full number of shares of Stock subject to such option as set forth in Section 3.4.

4.1.2 Any excess payroll deductions remaining in a Participant’s account after exercise of an option because such excess is not sufficient to purchase a whole share of Stock will either (1) be applied to the purchase of shares of Stock during the next Option Period as if such Participant had contributed such amount by payroll deduction to the Plan during such next Option Period unless such Participant has elected not to participate in the Plan during that next Option Period in accordance with Subsection 2.2.1 or 2.2.3 or (2) be refunded to the Participant (without interest) as soon as administratively practicable after the applicable Exercise Date if the Participant has elected not to participate in the Plan, or cannot participate in the Plan because of the limitations in Section 3.5 or 3.6, during that next Option Period.

4.2 Delivery of Share Certificates to Custodian.

4.2.1 Except as otherwise provided under Subsection 4.2.2, as soon as administratively practicable after each Date of Exercise, the Company will deliver to a custodian selected by the Committee one or more certificates representing (or will otherwise cause to be credited to the account of such custodian) the total number of whole shares of Stock respecting options exercised on such Date of Exercise in the aggregate of all of the Participants during the applicable Option Period. Such custodian will keep accurate records of the beneficial interests of each Participant in such shares by means of Participant accounts under the Plan, and will provide each Participant with periodic statements with respect thereto as may be directed by the Committee. If the Company is required to obtain from any United States commission or agency authority to issue any such shares, the Company will seek to obtain such authority. Inability of the Company to obtain from any commission or agency (whether United States or foreign) authority that counsel for the Company deems necessary for the lawful issuance of any such shares will relieve the Company from liability to any Participant except to return to him the amount of his payroll deductions under the Plan that would otherwise have been used upon exercise of the relevant option.

4.2.2 With respect to the grant of an option, the Company may require the Participants to deposit the certificates evidencing the Option Shares purchased pursuant to such grant with the Company or an agent designated by the Company under the terms and conditions of escrow and security agreements approved by the Company. If the Company does not require such deposit as a condition of exercise of the option, the Company reserves the right at any time to require the Participants of such grant to so deposit the certificates in escrow. The Company will bear the expenses of the escrow. The escrow agent will deliver to the Participants the certificates when they are no longer subject to such restrictions.

4.3 Restrictions on Transfer of Option Shares. The Committee may from time to time specify, with respect to a particular grant of options, any Restriction Period that will apply to the Option Shares acquired pursuant to such options. Except as hereinafter provided, during any such Restriction Period applicable to Option Shares acquired under the Plan, such Option Shares may not be sold, assigned, pledged, exchanged, hypothecated, or otherwise transferred, encumbered, or disposed of by the Participant who has purchased such shares; provided, however, that such restriction will not apply to the transfer, exchange, or conversion of such Option Shares pursuant to a merger, consolidation, or other plan of reorganization of the Company, but the stock, securities, or other property (other than cash) received upon any such transfer, exchange, or conversion will also become subject to the same transfer restrictions applicable to the original Option Shares, and will be held by the custodian, pursuant to the provisions hereof. Upon the expiration of such Restriction Period, the transfer restrictions set forth in this Section will cease to apply, and the optionee may, pursuant to procedures established by the Committee and the custodian, direct the sale or distribution of some or all of the whole Option Shares in his account that are not then subject to transfer restrictions and, in the event of a sale, request payment of the net proceeds from such sale. The Committee may cause the Option Shares issued in connection with the exercise of options under the Plan to bear such legends or other appropriate restrictions, and the Committee may take such other actions as it deems appropriate in order to reflect the transfer restrictions set forth in this Section and to ensure compliance with applicable laws.

V.

Stock Subject to the Plan

5.1 Stock Subject to the Plan. Subject to the provisions of Section 6.1, the aggregate number of shares that may be sold pursuant to options granted under the Plan will not exceed 1,000,000 shares of the authorized Stock, with such maximum number to be increased beginning with the first business day of each fiscal year beginning on April 1, 2005 by a number equal to the lesser of (x) one percent (1%) of the number of shares of Stock outstanding as of the last business day of the immediately preceding fiscal year and (y) 300,000 shares. Shares that may be sold pursuant to options granted under the Plan may be unissued shares or reacquired shares, including shares bought on the market or otherwise for purposes of the Plan. Should any option granted under the Plan expire or terminate prior to its exercise in full, the shares theretofore subject to such option may again be subject to an option granted under the Plan. Any shares that are not subject to outstanding options upon the termination of the Plan will cease to be subject to the Plan.

5.2 Securities Laws. The Company will not be obligated to issue any Stock pursuant to any option granted under the Plan at any time when the offer, issuance, or sale of shares covered by such option has not been registered under the Securities Act of 1933, as amended, or does not comply with such other state, federal, or foreign laws, rules, or regulations, or the requirements of any stock exchange upon which the Stock may then be listed, as the Company or the Committee deems applicable and when, in the opinion of legal counsel for the Company, there is no exemption from the requirements of such laws, rules, regulations, or requirements available for the offer, issuance, and sale of such shares. Further, all Stock acquired pursuant to the Plan will be subject to the Company’s policies concerning compliance with securities laws and regulations, as such policies may be amended from time to time. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act will comply with any applicable provisions of Rule 16b-3. As to such persons, the Plan will be deemed to contain, such options will contain, and the Option Shares issued upon exercise thereof will be subject to such additional conditions and restrictions as may be required from time to time by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

VI.

Recapitalization or Reorganization

6.1 Adjustments for Changes in Stock. Whenever any change is made in the Stock, by reason of a stock dividend or by reason of subdivision, stock split, reverse stock split, recapitalization, reorganization, combination, reclassification of shares, or other similar change, appropriate action will be taken by the Committee to adjust accordingly the number of shares subject to the Plan, the maximum number of shares that may be subject to any option, and the number and Option Price of shares subject to options outstanding under the Plan.

6.2 Merger or Consolidation. If Staktek Holdings, Inc. will not be the surviving corporation in any merger or consolidation (or survives only as a subsidiary of another entity), or if Staktek Holdings, Inc. is to be dissolved or liquidated, then, unless a surviving corporation assumes or substitutes new options (within the meaning of section 424(a) of the Code) for all options then outstanding, (1) the Date of Exercise for all options then outstanding will be accelerated to a date fixed by the Committee prior to the effective date of such merger or consolidation or such dissolution or liquidation, and (2) upon such effective date, any unexercised options will expire and, as soon as administratively practicable, the Company will refund to each Participant the amount of such Participant’s payroll deductions under the Plan (without interest) that have not yet been otherwise returned to him or used upon exercise of options.

VII.

Administration

7.1 Composition of Committee. The Plan will be administered by the Committee, which will be appointed by the Board. In the absence of the Board’s appointment of such Committee to administer the Plan, the Board will serve as the Committee.

7.2 Powers. Subject to the provisions of the Plan, the Committee will in its discretion interpret the Plan and all options granted under the Plan, make such rules as it deems necessary for the proper administration of the Plan, and make all other determinations necessary or advisable for the administration of the Plan. In addition, the Committee will in its discretion correct any defect or supply any omission or reconcile any inconsistency in the Plan, or in any option granted under the Plan, in the manner and to the extent that the Committee deems appropriate to carry the Plan or any option into effect. The Committee will, in its sole discretion, make such decisions and determinations and take such actions, and all such decisions, determinations, and actions taken or made by the Committee pursuant to this or any other provision of the Plan will be binding and conclusive on all parties. The Committee will have the authority to delegate routine day-to-day administration of the Plan to such officers and employees of the Company, as the Committee deems appropriate.

7.3 Indemnification. Staktek Holdings, Inc. will, to the extent permitted by law, indemnify and hold harmless each member of the Committee and each member of the Board or a delegate of either against any and all expenses and liabilities arising out of such individual’s administrative functions or fiduciary responsibilities related to the Plan, including any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such individual in the performance of such functions or responsibilities, but excluding expenses and liabilities that are caused by or result from such individual’s own gross negligence or willful misconduct. Expenses against which such individual will be indemnified hereunder will include, without limitation, the amounts of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.

VIII.

Termination and Amendment of the Plan

8.1 Termination of Plan. The Board in its discretion may terminate the Plan at any time with respect to any Stock for which options have not theretofore been granted. Except with respect to options then outstanding, if not sooner terminated under the provisions of the preceding sentence, the Plan will automatically terminate on the earlier of (1) the Date of Exercise on which the aggregate number of shares sold under the Plan has reached the limitation set forth at Section 5.1 or (2) [December 31, 2014], and thereafter no further payroll deductions will be made and no further options will be granted under the Plan.

8.2 Amendment of Plan. The Board will have the right to alter or amend the Plan or any part thereof from time to time; provided, however, that no change in any option theretofore granted may be made that would impair the rights of an optionee without the consent of such optionee; and provided, further, that the Board may not, without the approval of the stockholders, amend the Plan to (1) increase the aggregate number of shares of Stock that may be sold pursuant to options granted under the Plan or (2) alter the classification of entities eligible to be Participating Companies.

IX.

Participating Companies

9.1 Participating Companies. The Committee may designate any present or future Parent or Subsidiary of the Company that is eligible by law to participate in the Plan as a Participating Company by written instrument delivered to the designated Participating Company. Such written instrument will specify the effective date of such designation and will become, as to such designated Participating Company and persons in its employment, a part of the Plan. The terms of the Plan may be modified as applied to the Participating Company only to the extent permitted under section 423 of the Code. Transfer of employment among Staktek Holdings, Inc. and Participating Companies will not be considered a termination of employment hereunder. Any Participating Company may, by appropriate action of its governing body, terminate its participation in the Plan. Moreover, the Committee may, in its discretion, terminate a Participating Company’s Plan participation at any time.

X.

Miscellaneous

10.1 Use of Funds; No Interest Paid. All funds received or held by the Company under the Plan will be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest will be paid to any Participant with respect to any amounts held in his account under the Plan.

10.2 No Restriction on Corporate Action. Nothing contained in the Plan will be construed to prevent the Company or any Parent or Subsidiary of the Company from taking any corporate action that is deemed by the Company or such Parent or Subsidiary of the Company to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any option granted under the Plan. No employee, beneficiary, or other person will have any claim against the Company or any Parent or Subsidiary of the Company as a result of any such action.

10.3 Not a Contract of Employment. The adoption and maintenance of the Plan will not be deemed to be a contract between the Company and any person or to be consideration for the employment of any person. Participation in the Plan at any given time will not be deemed to create the right to participate in the Plan or in any other arrangement permitting an employee of the Company to purchase Stock at a discount. The rights and obligations under any Participant’s terms of employment with the Company will not be affected by participation in the Plan. Nothing herein contained will be deemed to give any person the right to be retained in the employ of the Company or to restrict the right of the Company to discharge any person at any time, nor will the Plan be deemed to give the Company the right to require any person to remain in the employ of the Company or to restrict any person’s right to terminate his employment at any time. The Plan will not afford any employee any additional right to compensation as a result of the termination of such employee’s employment for any reason whatsoever.

10.4 Severability. If any provision of the Plan is held to be illegal or invalid for any reason, said illegality or invalidity will not affect the remaining provisions hereof; instead, each provision will be fully severable, and the Plan will be construed and enforced as if said illegal or invalid provision had never been included herein.

10.5 Compliance with Applicable Laws. The Company’s obligation to offer, issue, sell, or deliver Stock under the Plan is at all times subject to all approvals of and compliance with any governmental authorities (whether domestic or foreign) required in connection with the authorization, offer, issuance, sale, or delivery of Stock as well as all federal, state, local, and foreign laws.

10.6 Governing Law. All provisions of the Plan will be construed in accordance with the laws of the state of Texas except to the extent preempted by federal law.

EXHIBIT B

Charter of the Audit Committee

of the Board of Directors

I.	PURPOSE

This Charter specifies the scope of the responsibilities of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Staktek Holdings, Inc. (the “Company”) and the manner in which those responsibilities shall be performed, including its structure, processes and membership requirements.

The primary purpose of the Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Committee shall also review the qualifications, independence and performance, and approve the terms of engagement of the Company’s independent auditor and prepare any reports required of the Committee under rules of the Securities and Exchange Commission (“SEC”).

The Company shall provide appropriate funding, as determined by the Committee, to permit the Committee to perform its duties under this Charter, to compensate its advisors and to compensate any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company. The Committee, at its discretion, has the authority to initiate special investigations, and hire special legal, accounting or other outside advisors or experts to assist the Committee, as it deems necessary to fulfill its duties under this Charter. The Committee may perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate.

II.	ORGANIZATION AND MEMBERSHIP REQUIREMENTS

The Committee shall consist of three or more directors selected by the Board. The Committee shall be constituted in accordance with the independence and experience requirements of the National Association of Securities Dealers and the SEC.

Each member of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. In addition, at least one member shall qualify as an audit committee financial expert in accordance with the rules of the SEC.

The members of the Committee shall be appointed by the Board and shall serve until their successors are duly elected and qualified or their earlier resignation or removal. Any member of the Committee may be removed or replaced as determined by the Board.

III.	MEETINGS

The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee shall meet with the independent auditor and management on a quarterly basis to review the Company’s financial statements and financial reports. A majority of the members shall represent a quorum of the Committee, and, if a quorum is present, any action approved by at least a majority of the members shall represent the valid action of the Committee.

IV.	COMMITTEE AUTHORITY AND RESPONSIBILITIES

To fulfill its responsibilities and duties, the Committee shall, to the extent that it deems necessary or appropriate, and in addition to the items described above:

A.	Oversight of the Company’s Independent Auditor

1. Be directly and solely responsible for the appointment, compensation, retention and oversight of any independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) engaged by the Company for the purpose of preparing or issuing an audit report or related work, with each auditor reporting directly to the Committee.

2. Approve in advance the engagement of independent auditors for all audit services and non-audit services, based on independence, qualifications and, if applicable, performance, and approve the fees and other terms of any engagement, or delegate to one or more members of the Committee the authority to pre-approve any engagement of independent auditors, provided that any pre-approval by one or more members of the Committee shall be reported to the full Committee at its next scheduled meeting

3. Establish policies for the hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company, taking into account the impact of these policies on auditor independence.

4. Regularly review with the independent auditor any significant difficulties encountered during the course of audits, any restrictions on the scope of work or access to required information and any significant disagreement among management and the independent auditor in connection with the preparation of financial statements.

5. Review any “management” or “internal control” letter or schedule of unadjusted differences issued, or proposed to be issued, by the auditor to the Company, or any other material written communication provided by the auditor to the Company’s management.

6. Review with the independent auditor the critical accounting policies and practices used by the Company, all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that the independent auditor has discussed with management, the ramifications of the use of any alternative disclosures and treatments and the treatment preferred by the independent auditor.

7. Periodically review and discuss with the independent auditor (i) the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and (ii) any formal written statements received from the independent auditor consistent with and in satisfaction of Independence Standards Board Standard No. 1, as amended.

B.	Review of Financial Reporting, Policies and Processes

1. Review and discuss with management and the independent auditor the Company’s annual audited financial statements and quarterly financial statements, including the MD&A portion of the Company’s filings, and any certification, report, opinion or review rendered by the independent auditor, and recommend to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

2. Review and discuss prior to public release the Company’s earnings press releases, including any “pro forma” or adjusted financial information.

3. Review any analysis prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including the effects of alternative GAAP methods on the financial statements.

4. Review any special audit steps adopted in light of material control deficiencies. Review with the independent auditor and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

5. Review with management its evaluation of the Company’s procedures and controls designed to assure that information required to be disclosed in its periodic public reports is recorded, processed, summarized and reported in these reports within the time periods specified by the SEC for the filing of these reports, and consider whether any changes are appropriate in light of management’s evaluation of the effectiveness of the disclosure controls.

C.	Risk Management, Related Party Transactions, Legal Compliance and Ethics

1. Review with the chief executive and chief financial officers of the Company any report on significant deficiencies in the design or operation of the internal control structure and procedures for financial reporting that could adversely affect the Company’s ability to record, process, summarize or report financial data, any material weaknesses in internal controls identified to the auditors, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

2. Review and approve any related-party transactions, after reviewing each transaction for potential conflicts of interests and other improprieties.

3. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

4. Prepare, or cause to be prepared, the Report of the Committee required by the rules of the SEC to be included in the Company’s annual proxy statement.

5. Regularly report to the Board on the Committee’s activities, recommendations and conclusions.

6. Review and reassess, at least annually, this Charter’s adequacy as appropriate.

V.	COMPENSATION

Each member of the Committee shall be entitled to compensation for meeting attendance and to reimbursement for reasonable out-of-pocket expenses.

EXHIBIT C

Charter of the Compensation Committee

of the Board of Directors

I.	PURPOSE

This Charter specifies the scope of the responsibilities of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Staktek Holdings, Inc. (the “Company”) and the manner in which those responsibilities shall be performed, including its structure, processes and membership requirements.

The primary purpose of the Committee is to discharge the Board’s responsibilities relating to compensation and benefits of the Company’s executive officers and directors. In carrying out these responsibilities, the Committee shall review all components of executive officer and director compensation for consistency with the Committee’s compensation philosophy as in effect from time to time.

The Committee is also responsible for producing an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations.

II.	ORGANIZATION AND MEMBERSHIP REQUIREMENTS

Except as otherwise permitted by the Marketplace Rules of the National Association of Securities Dealers (“NASD”), the Committee shall consist of at least three directors. The Committee shall be constituted in accordance with the independence requirements of the NASD and Securities and Exchange Commission (“SEC”). For so long as the Company remains a “controlled company” as defined in the Marketplace Rules of the NASD, the Committee need not consist entirely of directors meeting the independence requirements of the NASD and SEC.

A director shall not serve as a member of the Committee if the Chief Executive Officer or another executive officer of the Company serves on the compensation committee of another company that employs that director as an executive officer.

The members shall be appointed by the Board and shall serve until their successors are duly elected and qualified or their earlier resignation or removal. Any member of the Committee may be removed by the Board.

A majority of the members shall represent a quorum of the Committee, and, if a quorum is present, any action approved by at least a majority of the members shall represent the valid action of the Committee.

III.	MEETINGS

The Committee shall have the authority to obtain advice or assistance from consultants, legal counsel, accounting or other advisors as appropriate, to perform its duties hereunder and to determine the terms, costs and fees for any engagements.

The Committee shall meet as often as it deems appropriate to review the compensation of the executive officers and other employees of the Company and the directors of the Company, and otherwise perform its duties under this Charter.

IV.	COMMITTEE AUTHORITY AND RESPONSIBILITIES

To fulfill its responsibilities and duties, the Committee, to the extent it deems necessary or appropriate, shall:

1.	Review and approve all compensation for the Chief Executive Officer, including incentive-based and equity-based compensation.

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2.	Review and approve all compensation for executive officers other than the Chief Executive Officer, including incentive-based and equity-based compensation.

3.	Review and approve annual performance objectives and goals relevant to compensation for the Chief Executive Officer and the other executive officers and evaluate the performance of the Chief Executive Officer and other executive officers in light of these goals and objectives.

4.	Approve all employment, severance, or change-in-control agreements, special or supplemental benefits, or provisions including the same, applicable to executive officers.

5.	Review and propose to the Board from time to time changes in director compensation.

6.	Perform other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

7.	Make regular reports to the Board of Directors regarding its deliberations.

8.	Review and reassess the adequacy of this Charter as appropriate and recommend any proposed changes to the Board for approval.

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EXHIBIT D

Charter of the Nominating and Governance Committee

of the Board of Directors

I.	PURPOSE

This Charter specifies the scope of the responsibilities of the Nominating and Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Staktek Holdings, Inc. (the “Company”) and the manner in which those responsibilities shall be performed, including its structure, processes and membership requirements.

The primary responsibilities of the Committee are to (i) identify individuals qualified to become Board members; (ii) select, or recommend to the Board, director nominees for each election of directors; (iii) develop and recommend to the Board criteria for selecting qualified director candidates; (iv) consider committee member qualifications, appointment and removal; (v) recommend corporate governance principles, and (vi) provide oversight in the evaluation of the Board and each committee.

II.	ORGANIZATION AND MEMBERSHIP REQUIREMENTS

Except as otherwise permitted by the Marketplace Rules of the National Association of Securities Dealers (“NASD”), the Committee shall consist of at least three directors. The Committee shall be constituted in accordance with the independence requirements of the NASD and Securities and Exchange Commission (“SEC”). For so long as the Company remains a “controlled company” as defined in Marketplace Rules of the NASD, the Committee need not consist entirely of directors meeting the independence requirements of the NASD and SEC.

The members of the Committee shall be appointed by the Board and shall serve until their successors are duly elected and qualified or their earlier resignation or removal. Any member of the Committee may be removed or replaced by the Board.

A majority of the members shall represent a quorum of the Committee, and, if a quorum is present, any action approved by at least a majority of the members present shall represent the valid action of the Committee.

The Committee shall have the authority to obtain advice or assistance from consultants, legal counsel, accounting or other advisors as appropriate to perform its duties hereunder, and to determine the terms, costs and fees for these engagements. Without limitation, the Committee shall have the authority to retain or terminate any search firm to be used to identify director candidates and to determine and approve the terms, costs and fees for these engagements.

III.	MEETINGS

The Committee shall meet as often as it deems necessary to fulfill its responsibilities hereunder, but in no event less than once annually, and may meet with management or individual directors at any time it deems appropriate to discuss any matters before the Committee.

The Committee may form and delegate authority to subcommittees when appropriate.

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IV.	COMMITTEE AUTHORITY AND RESPONSIBILITY

To fulfill its responsibilities and duties hereunder, the Committee, to the extent it deems necessary or appropriate, shall:

A.	Nominating Functions

1. Evaluate and select, or recommend to the Board, director nominees for each election of directors.

2. Determine criteria for selecting new directors, including desired board skills and attributes, and identify and actively seek individuals qualified to become directors.

3. Consider any nominations of director candidates validly made by stockholders.

4. Review and make recommendations to the Board concerning qualifications, appointment and removal of committee members.

B.	Corporate Governance Functions

1. Develop, recommend for Board approval, and review on an ongoing basis the adequacy of, the corporate governance principles applicable to the Company. These principles shall include director qualification standards, director responsibilities, term of office of directors, the size of the Board and committees, committee responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, the charters, duties and powers of the Board and committees, management succession and annual performance evaluation of the Board and committees.

2. Consider questions of possible conflicts of interest of executive officers.

3. Make regular reports to the Board regarding its deliberations.

4. Review and reassess the adequacy of this Charter as appropriate and recommend any proposed changes to the Board for approval.

5. Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

V.	COMPENSATION

Each member of the committee shall be entitled to compensation for meeting attendance and to reimbursement for reasonable out-of-pocket expenses.

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EXHIBIT E

Board of Directors’

Corporate Governance Guidelines

The Board of Directors (the “Board”) of Staktek Holdings, Inc. (the “Company”) has adopted these Corporate Governance Guidelines (these “Guidelines”) to further the Board’s goals of providing effective governance of the Company’s business and to promote the effective functioning of the Board and its committees in their direction of the business and affairs of the Company through the selection and oversight of management. The formal requirements pertaining to the Company’s governance structure can be found in the Company’s certificate of incorporation and bylaws. These Guidelines are intended to provide guidance and insight into the Company’s corporate governance. The Board recognizes that there is an on-going and energetic debate about corporate governance, and these Guidelines are not intended to address all circumstances and events that the Board will face. The Board will review these Guidelines and other aspects of the Company’s corporate governance as often as it deems necessary and will make refinements and changes as circumstances warrant.

Role of Board and Management

The Company’s business is conducted by its employees and officers under the direction of the Chief Executive Officer and the oversight of the Board. The Board, which is elected by the stockholders, is the ultimate decision-making body of the Company except with respect to those matters reserved to the stockholders. The Board selects the Chief Executive Officer and other officers, who are charged with the conduct of the Company’s business. Having selected the senior management team, the Board acts as an advisor and counselor to senior management and ultimately monitors and oversees the performance of management for the benefit of the Company’s stockholders.

The fundamental role of the directors is to exercise their business judgment to act in what they reasonably believe to be the best interests of the Company and its stockholders. In fulfilling that responsibility, the directors may reasonably rely on the honesty and integrity of the Company’s senior management and legal, accounting, financial and other advisors. In addition to its general oversight of management, the Board also performs a number of specific functions, including:

•	selecting, evaluating and compensating the Chief Executive Officer and other officers and overseeing any succession planning;

•	understanding, reviewing and monitoring implementation of operating plans and budgets;

•	reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions;

•	assessing major risks facing the Company and considering options for their mitigation; and

•	ensuring necessary controls and processes are put into place by management to maintain the integrity of the Company and its financial reporting.

Size of Board

The Board currently has seven (7) members. The Board reviews from time to time the appropriate size of the Board. The Board will consider changing its size to accommodate outstanding candidates or to satisfy specific governance needs.

Presiding Director; Lead Director Concept

The presiding director shall be the Chairman of the Board, if present, or in his absence, the Chief Executive Officer, or in such person’s absence, the director present who has the most seniority on the Board. The Presiding Director shall be responsible to chair the Board’s executive sessions.

The Company does not believe that it is either necessary or desirable to establish a lead director. The Chairman of the Board, who presides at all meetings of the Board, takes the lead role in the boardroom. The Chairman of the various Board Committees takes the lead on matters falling within their purview that should not involve the Chief Executive Officer.

Separation of Chairman and Chief Executive Officer

The Board is free to select its Chairperson in the manner and upon the criteria that it deems best for the Company at the time of selection, except that the Chief Executive Officer shall not be eligible to be selected as Chairperson.

Director Qualifications

The Nominating and Governance Committee is responsible for reviewing with the Board from time to time the appropriate skills and characteristics required of Board members in the context of the current composition of the Board. This assessment should include issues of skill such as understanding of manufacturing, technology, finance and marketing, all in the context of an assessment of the perceived needs of the Board at that point in time. Directors should possess high personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s stockholders. They must also have an inquisitive and objective perspective and mature judgment. We endeavor to have a Board representing diverse experience at policy-making levels in business and technology, and in areas that are relevant to the Company’s activities. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and be selected based upon contributions they can make. Board members are expected to rigorously prepare for, attend, and participate in all Board and applicable Committee meetings.

Committees

The Board will at all times have an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. The Board may from time to time establish additional committees as necessary or appropriate. Committee members will be appointed by the Board upon the recommendation of the Nominating and Governance Committee. Consideration should be given to rotating committee members periodically, but rotation should not be mandated as a policy.

Each committee will have its own charter. The charters will set forth the purposes of the committees as well as qualifications for committee membership. The charters shall be posted on the Company’s website.

The Chairman of each committee, in consultation with the committee members and senior management, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The Chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda.

Director Independence

The Company is currently a “controlled company” within the meaning of NASD Marketplace Rule 4350(c). As such, the Company is not required to consist of a majority of independent directors. In the event the Company no long becomes a “controlled company,” the Board believes that the Board should consist of a majority of directors who meet the independence requirements of the NASD and any other applicable laws, rules and regulations. The Board will affirmatively determine on an annual basis whether each director is independent and will make any required disclosures.

All members of the Audit Committees will meet the heightened independences standards of the NASD Marketplace Rules, the Securities Exchange Act of 1934, as amended, and any other applicable laws, rules and regulations.

As a “controlled company,” the Company is also exempt from NASD Marketplace Rules 4350(c)(3) and (c)(4) requiring the compensation of officers and the nomination of directors to be determined by a committee of independent directors or a majority of independent directors.

In making a determination regarding a director’s independence, the Board shall consider all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, and such other criteria as the Board may, in its discretion, determine relevant. However, the Chief Executive Officer shall be the only member of the Board who is an employee of the Company.

Director Nomination Process

The Nominating and Governance Committee will review annually the results of the evaluation of the Board and its committees, and the needs of the Board for various skills, experience, expected contributions and other characteristics in determining the director candidates to be nominated at the annual meeting. The Nominating and Governance Committee will evaluate candidates for directors proposed by directors, stockholders or management in light of the committee’s views of the current needs of the Board for certain skills, experience or other characteristics, the candidate’s background, skills, experience, other characteristics and expected contributions and the qualification standards established from time to time by the Nominating and Governance Committee. If the committee believes that the Board requires additional candidates for nomination, the Committee may engage a third party search firm to assist in identifying qualified candidates. All directors and nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Governance Committee. In making the determinations regarding nominations of directors, the Nominating and Governance Committee may take into account the benefits of diverse viewpoints as well as the benefits of constructive working relationships among directors.

Limits On Director Outside Activities; Change in Responsibilities

Directors should be willing to devote sufficient time to carry out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a director.

Directors who also serve as Chief Executive Officers or in equivalent positions should not serve on more than two boards of public companies in addition to the Board, and other directors should not serve on more than four other boards of public companies in addition to the Company’s Board. Current positions in excess of these limits may be maintained unless the Board determines that doing so would impair the director’s service on the Company’s Board.

Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities.

Term Limits; Retirement Age

The Board does not believe it should establish term limits. The Board believes that term limits hold the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole.

Board members will retire at age 70.

Executive Sessions; Access to Management

The Company’s independent directors will usually meet in executive session either before or after each regularly scheduled Board meeting.

The independent members of the Board shall have access to, and are encouraged to contact, the Company’s management in order to obtain the information necessary to fulfill their duties. The Board may establish a process for such inquiries. Management is encouraged to invite Company employees to Board meetings where management participation will provide the Board with additional insight into the matters being considered.

Retention of Advisors and Consultants

The Board and each committee of the Board shall have the authority to retain outside financial, legal or other advisors as they deem appropriate, and shall have the authority to obtain advice, reports or opinions from internal and external counsel and advisors, without consulting with or obtaining approval from any officer of the Company.

Board and Committee Evaluation

The Board and each committee will perform an annual self-evaluation. Each December the directors will be requested to verbally provide their assessments of the effectiveness of the Board and the committees on which they serve to the Nominating and Governance Committee. The Nominating and Governance Committee should also report its assessment of the Board’s compliance with these principles set forth in these guidelines as well as identification of areas in which the Board or committees could improve performance.

Communications by Stockholders with Directors

Stockholders who have a concern about the Company’s conduct, or about the Company’s controls or procedures, may communicate such concerns with any and all Company directors by transmitting correspondence by mail, facsimile or email, addressed as follows:

Board of Directors

c/o Corporate Secretary

Staktek Holdings, Inc.

8900 Shoal Creek Boulevard, Suite 125

Austin, Texas 78757

Fax: (512) 454-2598

www.investors@staktek.com

Communications may be confidential or anonymous, and the Company’s Code of Conduct prohibits any employee from retaliating or taking any adverse action against anyone for raising or helping to resolve a concern.

The Corporate Secretary shall receive, distribute to the Board and arrange responses to communications from stockholders and shall be identified as the recipient of such communications in the annual meeting proxy statement.

The Corporate Secretary shall maintain a log of such communications and transmit as soon as practicable such communications to the identified director addressee(s), unless there are safety or security concerns that mitigate against further transmission of the communication, as determined by the Corporate Secretary. The Board or individual directors so addressed shall be advised of any communication withheld for safety or security reasons as soon as practicable. The Corporate Secretary shall relay all communications to directors absent safety or security issues.

The Company will make every reasonable effort to schedule its annual meeting of stockholders at a time and date to maximize attendance by directors taking into account the directors’ schedules. All directors shall make every reasonable effort to attend the Company’s annual meeting of stockholders.

Director Compensation

On an annual basis, the Compensation Committee shall review the compensation for non-employee directors. The Compensation Committee shall be responsible for recommending to the full Board changes in the compensation for non-employee directors, and shall be guided by the following goals:

•	directors should be fairly compensated for the work required in discharge of their duties;

•	compensation should align the directors’ interests with the long-term interests of stockholders; and

•	the compensation policy should be easy for stockholders to understand.

While the Board does not shall not establish the level of share ownership for individual directors, the Board believes that directors’ holding equity securities aligns their interests with the long-term interests of the Company’s stockholders.

Director Education and Orientation

The Chief Financial Officer and the General Counsel shall be responsible for providing an orientation for new directors, and for periodically providing materials or briefing sessions for all directors on subjects that would assist them in discharging their duties. Any orientation program shall include meetings with senior management and visits to the Company’s facilities. Incumbent directors shall also be invited to attend the orientation program. All directors will comply with any continuing education requirements developed by the NASD.

Chief Executive Officer Evaluation

The Compensation Committee conducts a review at least annually of the performance of the Chief Executive Officer. The Compensation Committee shall establish the evaluation process and determine the specific criteria on which the performance of the Chief Executive Officer is evaluated.

Succession Planning

The Compensation Committee shall conduct a periodic review of the Company’s succession planning for its executive officers, including policies and principles for Chief Executive Officer selection and succession in the event of an emergency or the retirement of the Chief Executive Officer. The Committee shall report its recommendation to the Board. The Nominating and Governance Committee shall evaluate and nominate potential successors to the Board as circumstances warrant.

Stockholder Rights Plan

The Company does not have a stockholder rights plan (“poison pill”) and does not intend to adopt one.

Annual Meeting of Stockholders Renaissance Hotel San Marcos Room 9721 Arboretum Blvd. Austin, Texas 78759 April 21, 2005 2:00 P.M.	Annual Meeting of Stockholders Renaissance Hotel San Marcos Room 9721 Arboretum Blvd. Austin, Texas 78759 April 21, 2005 2:00 P.M.

ADMIT ONE	ADMIT ONE

STAKTEK HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

APRIL 21, 2005

The Stockholder(s) hereby appoint(s) W. Kirk Patterson and Stephanie A. Lucie, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Staktek Holdings, Inc. that stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 P.M. Central Time on April 21, 2005 at the Renaissance Austin Hotel, San Marcos Room, 9721 Arboretum Boulevard, Austin, Texas 78759, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Staktek Holdings, Inc.	OPTIONS FOR SUBMITTING PROXY

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and create an electronic voting instruction form.

VOTE BY PHONE #-###-###-####

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Staktek Holdings, Inc, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Staktek Holdings, Inc.

Proposal 1 – Election of Directors
The Board of Directors Recommends a Vote FOR all nominees		For All	Withhold All	For All Except:	To withhold authority to vote for any individual, mark “For All Except” and write the nominee’s number on the line below.
Nominees:		☐	☐	☐

(01) Joseph C. Aragona	(05) Edward E. Olkkola
(02) James W. Cady	(06) Morton L. Topfer
(03) Harvey B. Cash	(07) A. Travis White
(04) Clark W. Jernigan

Proposal 2 – Approval of the Staktek 2005 Employee Stock Purchase Plan		For	Against	Abstain
The Board of Directors Recommends a Vote FOR the proposal		☐	☐	☐

In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment(s) thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

Each joint owner should sign. Signatures should correspond with the names printed on this Proxy. Attorneys, executors, administrators, guardians, trustees, corporate officers or others signing in a representative capacity should give full title.

Signature (PLEASE SIGN WITHIN THE BOX)	Date	Signature (Joint Owners)	Date